UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Wendy’s/Arby’s Group, Inc.
Name of the Registrant as Specified In Its Charter

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WENDY'S ARBY'S GROUP

SERVING FRESH IDEAS DAILY.

EXPANDING OUR GLOBAL PRESENCE

WENDY’S/ARBY’S GROUP, INC.

1155 Perimeter Center West

Atlanta, Georgia 30338

(678) 514-4100

April 8, 2011

Dear Stockholders:

It is my pleasure to invite you to join me at the 2011 Annual Meeting of Stockholders of Wendy’s/Arby’s Group, Inc., which will be held at 11:00 a.m., local time, on Thursday, May 26, 2011, at the W New York, 541 Lexington Avenue, New York, New York 10022. The Board of Directors and management hope that you will be able to attend in person.

At the Annual Meeting, you will be asked to consider and vote on the election of 12 directors, a proposal to amend the Company’s Certificate of Incorporation to allow majority voting for directors, and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Board of Directors recommends that you vote FOR each of these proposals. In addition, we will hold an advisory vote on executive compensation, and an advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends that you vote FOR approval of the advisory resolution on executive compensation, and FOR ANNUAL advisory votes on executive compensation.

The Notice of Annual Meeting and Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting in person, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or by Internet as described in the instructions included with your proxy card. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy.

Sincerely,

ROLAND C. SMITH
President and Chief Executive Officer

WENDY’S/ARBY’S GROUP, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, May 26, 2011

11:00 a.m., Local Time

The 2011 Annual Meeting of Stockholders of Wendy’s/Arby’s Group, Inc. will be held on Thursday, May 26, 2011, at 11:00 a.m., local time, at the W New York, 541 Lexington Avenue, New York, New York 10022, for the following purposes:

(1)	to elect 12 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	to approve an amendment to the Company’s Certificate of Incorporation to allow majority voting in director elections;

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

(4)	to hold an advisory vote on executive compensation;

(5)	to hold an advisory vote on the frequency of future advisory votes on executive compensation; and

(6)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the Annual Meeting or any adjournment or postponement thereof are holders of record of the Company’s Common Stock at the close of business on March 31, 2011. All such stockholders of record are invited to attend the Annual Meeting. Admission to the Annual Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a broker, bank or other such holder of record) and you plan to attend the Annual Meeting, your admission ticket is either your notice regarding the availability of proxy materials or the top portion of your voting instruction form, whichever you have received. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting.

By Order of the Board of Directors

NILS H. OKESON
Secretary

April 8, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be

held on May 26, 2011: The Proxy Statement and the Annual Report are available at

www.wendysarbys.com.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or by Internet as described in the instructions included with your proxy card. You may nevertheless vote in person if you attend the meeting.

WENDY’S/ARBY’S GROUP, INC.

1155 Perimeter Center West

Atlanta, Georgia 30338

(678) 514-4100

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Wendy’s/Arby’s Group, Inc. (“Wendy’s/Arby’s” or the “Company”) in connection with the 2011 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Thursday, May 26, 2011, at 11:00 a.m., local time, at the W New York, 541 Lexington Avenue, New York, New York 10022, and any adjournment or postponement thereof. This Proxy Statement and a proxy will first be mailed to stockholders on April 13, 2011. The mailing address of the Company’s principal executive office is 1155 Perimeter Center West, Atlanta, Georgia 30338.

When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned by a stockholder without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the 12 nominees for director named in Proposal 1, FOR Proposals 2, 3 and 4, and with respect to Proposal 5, FOR ANNUAL advisory votes on executive compensation.

The Company does not have cumulative voting. Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (the “By-Laws”), business transacted at the Annual Meeting is confined to the purposes stated in the Notice of the Annual Meeting and other matters that properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company, or to the Company’s knowledge, any other person. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on other matters that may properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Corporate Secretary of the Company at the address provided above.

Only holders of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), at the close of business on March 31, 2011, their authorized representatives and guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Annual Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a broker, bank or other such holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance by writing to the Corporate Secretary, Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, Georgia 30338. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. Tickets may be issued to others at the discretion of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

Wendy’s/Arby’s Board of Directors, in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, fax or in person. We have hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of the solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We expect that we will pay Innisfree M&A Incorporated not more than $15,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed proxy statement and annual report?

A:

As permitted by Securities and Exchange Commission rules, we are making our proxy materials available electronically via the Internet on the Company’s website at www.wendysarbys.com. On April 13, 2011, we will begin mailing a notice to our stockholders containing information on how to access these materials and vote online. If you received that notice, then you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. Adopting this process allows the company to reduce its overall costs and the environmental impact of printing and mailing these materials.

Q:	Who is entitled to vote?

A:	All holders of record of the Company’s Common Stock at the close of business on March 31, 2011 are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the difference between a registered stockholder and a “street name” holder?

A:	If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record for those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of your shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee does not have authority to vote your shares on Proposals 1, 4 and 5 without instructions from you. Your broker, bank or other nominee should have enclosed, or should provide, a notice regarding the availability of proxy materials or a voting instruction form for you to use in directing it how to vote your shares.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the meeting even if you plan to attend the meeting in person.

Q:	How do I vote?

A:	You may vote before the Annual Meeting in one of the following ways:

•	Visit the website shown on your proxy card, notice of availability of proxy materials or voting instruction form to vote via the Internet;

•	Use the toll-free number shown on your proxy card or voting instruction form; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received those items by mail.

If you are a registered stockholder, you may also vote your shares in person at the meeting. If you hold your shares in street name, then you must obtain a proxy from the broker, bank or other nominee who holds the shares on your behalf in order to vote in person at the meeting.

Q:	What does it mean if I receive more than one proxy card or notice regarding the availability of proxy materials or voting instruction form?

A:

It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please follow the instructions set forth on each proxy card, notice or voting instruction form to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. on May 25, 2011. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?

A:

At the close of business on March 31, 2011, the Company had 419,012,186 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Broker “non-votes” and shares as to which a stockholder abstains are included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions—If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted present and entitled to vote for the purpose of establishing a quorum. Abstentions are not included in the tabulation of voting results on the election of directors (Proposal 1) or the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5), but will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the total voting power of the Company’s outstanding shares (Proposal 2), or the affirmative vote of a majority of the voting power present and entitled to vote (Proposals 3 and 4).

Broker Non-Votes—Under New York Stock Exchange rules, if your shares are held in street name then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the amendment to the Certificate of Incorporation to allow majority voting in director elections (Proposal 2) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). Your broker does not, however, have such discretion on the election of directors (Proposal 1) or the advisory votes regarding executive compensation (Proposals 4 and 5). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but unlike abstentions they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. Broker non-votes are not included in the tabulation of voting results and will not affect the outcome of voting on Proposals 1, 4 and 5. Because brokers are entitled to vote on Proposals 2 and 3, we do not anticipate any broker non-votes with regard to these proposals.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following five proposals:

(1)	to elect 12 directors to hold office until the Company’s next annual meeting of stockholders (Item 1 on the Company’s proxy card);

(2)	to approve an amendment to the Certificate of Incorporation to allow majority voting in director elections (Item 2 on the Company’s proxy card);

(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 (Item 3 on the Company’s proxy card);

(4)	to hold an advisory vote on executive compensation (Item 4 on the Company’s proxy card); and

(5)	to hold an advisory vote on the frequency of future advisory votes on executive compensation (Item 5 on the Company’s proxy card).

Q:	What vote is needed to elect the nominees for director?

A:

The 12 nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. If you hold shares of Common Stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, brokers, banks and other nominees do not have the authority to vote your shares for the election of directors. Accordingly, it is important that you provide voting instructions to your broker, bank or other nominee, so that your shares may be voted in the election of directors.

Q:	What vote is needed to adopt the amendment to the Certificate of Incorporation to allow majority voting in director elections?

A:	The affirmative vote of a majority of the total voting power of the outstanding shares of the Company is required to adopt the amendment.

Q:	What vote is needed to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011?

A:	The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote is required to approve this proposal.

Q:	What vote is needed to approve the advisory vote on executive compensation?

A:

The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote is required to approve this proposal. The vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Q:	What vote is needed to approve the frequency of future advisory votes on executive compensation?

A:

This proposal will be determined by the affirmative vote of a plurality of the total votes cast by the holders of shares of Common Stock. This means that the option (every one, two or three years) receiving the highest number of votes cast by stockholders will be considered the frequency that has been selected by the stockholders, without regard to the number of shares that may abstain from voting on the issue. The vote is advisory, and therefore not binding on the Company, the Compensation

Committee or our Board of Directors. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approve executive compensation as they deem appropriate.

Q:	If I am a stockholder of record and I deliver my signed proxy or voting instruction card but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you respond but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 12 nominees for director named in Proposal 1, FOR Proposals 2, 3 and 4, and FOR ANNUAL advisory votes on executive compensation as set forth in Proposal 5.

Q:	May I change my vote after I have delivered my proxy or voting instruction card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting.

You may revoke your proxy by giving notice of revocation in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy, or by attending, and voting at, the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke any proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:	How do Messrs. Nelson Peltz, Peter W. May and Edward P. Garden intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz, Peter W. May and Edward P. Garden representing, in the aggregate, approximately 24.3% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 12 nominees for director named in Proposal 1, FOR Proposals 2, 3 and 4, and FOR ANNUAL advisory votes on executive compensation as set forth in Proposal 5.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, at (877) 750-9497 with any questions about the Annual Meeting. Banks, brokers and other nominees can call collect at (212) 750-5833.

PROPOSAL 1.

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

Each of the 12 nominees, if elected, will hold office until the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal. The persons named in the accompanying proxy will vote for the election of these nominees unless a Wendy’s/Arby’s stockholder directs otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees become unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

There are currently 12 directors on the Board of Directors.

It is recommended that the 12 nominees named below be elected as directors of the Company. All of the 12 nominees are presently serving as directors of the Company and all were elected as directors at the Company’s 2010 annual meeting of stockholders. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend as a substitute.

Certain information regarding each person nominated by the Board of Directors, including his or her business experience and public company directorships during the past five years, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

Name of Director	Business Experience During Past Five Years, Age and Other Information

Nelson Peltz

Mr. Peltz has been a director of the Company since April 1993 and has served as non-executive Chairman since June 2007. He served as Chairman and Chief Executive Officer of the Company and as a director or manager and officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), an investment management company for various funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Mr. May. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of Legg Mason, Inc. since October 2009, of H. J. Heinz Company since September 2006, and of Trian Acquisition I Corp. since October 2007. Mr. Peltz also served as a director of Encore Capital Group, Inc. from January 2003 to June 2006, and as a director of Deerfield Capital Corp. from December 2004 to December 2007. Mr. Peltz is the father-in-law of Edward P. Garden. Mr. Peltz is 68 years of age.

Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years, and since 2005 he has served as Chief Executive Officer of Trian Partners. Over that entire period, he has developed extensive experience working

Name of Director	Business Experience During Past Five Years, Age and Other Information

with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Peter W. May

Mr. May has been a director of the Company since April 1993 and has served as non-executive Vice Chairman since June 2007. He served as the President and Chief Operating Officer of the Company and also as a director or manager and officer of certain of the Company’s subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. Mr. May has also served as a director of Tiffany & Co. since May 2008, and as a director of Trian Acquisition I Corp. since October 2007. Mr. May also served as a director of Encore Capital Group, Inc. from February 1998 through May 2007, and as a director of Deerfield Capital Corp. from December 2007 to June 2010. Mr. May is 68 years of age.

Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years, and since 2005 he has served as President of Trian Partners. Over that entire period, he has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit.

Clive Chajet

Mr. Chajet has been a director of the Company since June 1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image management, since January 1997. Prior to that time, Mr. Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image management, from 1983 to January 1997. Mr. Chajet is 74 years of age.

Mr. Chajet is an internationally recognized corporate identity and branding specialist. Much of the value of Wendy’s/Arby’s is derived from the values of its brands and Mr. Chajet frequently participates in discussions and planning of branding issues.

Edward P. Garden

Mr. Garden has been a director of the Company since December 2004. He served as Vice Chairman from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. Additionally, Mr. Garden has been Chief Investment Officer and a founding partner of Trian Partners since November 2005. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing

Name of Director	Business Experience During Past Five Years, Age and Other Information

director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden has also served as a director of Trian Acquisition I Corp. since October 2007. Mr. Garden also served as a director of Chemtura Corporation from January 2007 through March 2009. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 49 years of age.

Mr. Garden has served as a director and senior executive of several public companies and has over 25 years of experience investing in, operating, financing, and advising companies. During the past several years, Mr. Garden, as Chief Investment Officer of Trian Partners, has worked with management teams and boards of directors to implement operational improvements. Prior to that, Mr. Garden worked with financial sponsors, executing financings through the issuance of bank debt, corporate bonds and equity capital, and providing strategic advisory services. As a result, he has strong operating experience and a network of relationships with institutional investors and investment banking/capital markets advisors that he can utilize for the Company’s benefit.

Janet Hill

Ms. Hill has been a director of the Company since September 2008. She served as a director of Wendy’s International, Inc. (“Wendy’s”) from 1994 until its merger with a subsidiary of the Company in September 2008. Ms. Hill is a principal in her family’s office, Hill Family Advisors, where she oversees the family’s investments. From 1981 until her retirement in 2010, Ms. Hill was Vice President of Alexander & Associates, Inc., a management consulting business in Washington, D.C., which she owned and managed. She provided corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Ms. Hill also serves as a director of Dean Foods Company and Sprint Nextel Corporation. Ms. Hill served as a director of Nextel Communications, Inc. from 1999 until its merger in 2005 with a subsidiary of Sprint Corporation. Ms. Hill is 63 years of age.

Ms. Hill has served on eight corporate boards over the past 20 years including valuable service on compensation, governance and audit committees. She has extensive experience in contemporary corporate governance. She assisted in the development of the Directors’ Education Institute at Duke University. She has served as a presenter in numerous university-sponsored programs for corporate directors including at Duke, the University of Maryland and the University of Pennsylvania. Through her corporate consulting firm, which she owned and managed for 30 years, she has advised hundreds of companies and senior executives in the areas of human resources and workforce inclusiveness.

Joseph A. Levato

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries from April 1993 to August 1996, when he retired from the Company. He was Senior Vice President and Chief Financial Officer of Trian Group from January 1992 to April 1993. From 1984 to December 1988, he served as Senior Vice President and Chief Financial Officer of Triangle. Mr. Levato is 70 years of age.

Mr. Levato has extensive experience with industrial, financial and consumer-related businesses. As part of his job responsibilities, he has acquired an intimate

Name of Director	Business Experience During Past Five Years, Age and Other Information

knowledge of regulatory matters relevant to public company audit and compensation committees. Mr. Levato’s experience and background qualify him as financially literate and the Board of Directors has determined him to be an “audit committee financial expert” within the meaning of SEC regulations. He currently serves as Chairman of the Board’s Audit Committee.

J. Randolph Lewis

Mr. Lewis has been a director of the Company since September 2008. He served as a director of Wendy’s from 2004 until its merger with a subsidiary of the Company in September 2008. Mr. Lewis is Senior Vice President, Supply Chain and Logistics, Walgreen Co., Deerfield, Illinois. Walgreen Co. is the nation’s largest retail drugstore chain. Mr. Lewis joined Walgreen Co. in March 1992 as Divisional Vice President, Logistics and Planning. He was promoted to his current position in 1999. Prior to joining Walgreen Co. he was a partner in the consulting division of Ernst & Young. Mr. Lewis is 61 years of age.

Mr. Lewis’ experience as a senior executive with Walgreen Co., which is the nation’s largest retail drugstore chain with fiscal 2009 sales of $63 billion, as well as his previous experience serving as a director of Wendy’s, gives him substantial insights into effective strategies for providing consumer goods and services conveniently, managing large retail store networks, operating in a highly competitive marketplace, enhancing the customer experience, and reducing costs and improving productivity, all of which are important to the Company’s business.

Peter H. Rothschild

Mr. Rothschild has been a director of the Company since May 2010. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert. Mr. Rothschild has been a member of the board of directors of Deerfield Capital Corp. (“Deerfield”) since December 2004 and the interim Chairman of Deerfield’s board of directors since April 2007. Mr. Rothschild previously served as a director of Wendy’s from March 2006 to September 2008. Mr. Rothschild is 55 years of age.

Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies including Wendy’s and Deerfield, where he serves as interim Chairman. He is knowledgeable about finance, mergers and acquisitions, capital raising, restructurings and restaurant companies.

David E. Schwab II

Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel of Cowan, Liebowitz & Latman, P.C., a law firm, since January 1998. Prior to that time, he was a partner of Schwab

Name of Director	Business Experience During Past Five Years, Age and Other Information

Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab also serves as Chair Emeritus of the Board of Trustees and Chair of the Executive Committee of Bard College. Mr. Schwab is 79 years of age.

In addition to Mr. Schwab’s training and experience as an attorney, he has had experience, as a director, partner and stockholder, with the management, operation and governance of both public and private companies over a period of more than 50 years.

Roland C. Smith

Mr. Smith has been a director and the Chief Executive Officer of the Company since June 2007, and he has also served as President of the Company and Chief Executive Officer of Wendy’s since September 2008. Mr. Smith served as the Chief Executive Officer of Arby’s Restaurant Group, Inc. (“Arby’s”) from April 2006 to September 2008. Mr. Smith also served as President of Arby’s from April 2006 to June 2006, and served as interim President of Arby’s from January 2010 to May 2010. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties from February 2003 to November 2005. Prior thereto, Mr. Smith served as President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 to January 2003. Mr. Smith served as President and Chief Executive Officer of Arby’s predecessor, Arby’s, Inc., from February 1997 to April 1999. Mr. Smith also serves as Chairman of the Board of Directors of Carmike Cinemas, Inc. Mr. Smith is 56 years of age.

Mr. Smith has extensive experience as an executive in the quick service restaurant industry, including many years with the Company or its subsidiaries. He also has substantial experience as an executive or director of non-restaurant businesses operating at multiple locations and providing products and services that consumers purchase as discretionary items. Much of Mr. Smith’s business experience relates to operations and marketing, which are particularly important to the Company’s business. He also has considerable experience as a public company director, including experience as chairman of the board. This gives him substantial insights into the challenges and opportunities presented by all aspects of the Company’s business, and facilitates robust communication between the Company’s Board of Directors and its senior management team.

Raymond S. Troubh

Mr. Troubh has been a director of the Company since June 1994. He has been a financial consultant since prior to 1989, and is a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is currently a director of Diamond Offshore Drilling, Inc., General American Investors Company and Gentiva Health Services, Inc. Mr. Troubh served as a trustee of the Petrie Stores Liquidating Trust from April 1994 to March 2006, as a director of Portland General Electric Company from April 2004 to October 2006, as a director of Sun-Times Media Group, Inc. from January 2006 to July 2007, and as a director of WHX Corporation from April 1992 to August 2005. Mr. Troubh is 84 years of age.

During the course of his career, Mr. Troubh has served as a director of over 30 public companies of varying degrees of size and complexity. He has served as chairman of the compensation and audit committees of many of those companies and he has extensive experience in public company regulatory matters in general, and corporate governance matters in particular.

Name of Director	Business Experience During Past Five Years, Age and Other Information

Jack G. Wasserman

Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that time, he was a senior partner of Wasserman, Schneider, Babb & Reed (and its predecessors) from 1966 until September 2001. Mr. Wasserman serves as a director of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises L.P., and served as a director of two of its subsidiaries: American Casino & Entertainment Properties LLC from 2003 until its sale in 2008, and National Energy Group, Inc. from 1999 until its sale in 2006. Mr. Wasserman also serves as a director of Cadus Corporation. Mr. Wasserman is 74 years of age.

Mr. Wasserman’s extensive law practice and service on boards of directors of public companies have involved him in a wide range of business activities for domestic and foreign companies. Mr. Wasserman’s law firm concentrated its practice in international trade and related corporate matters, primarily for Fortune 500-type companies operating in a broad range of industries, and he has substantial experience in trans-border transactions. His experience includes currently serving as Chairman of the Audit Committee of the Board of Directors of Icahn Enterprises, L.P., a diversified holding company engaged in a variety of business segments, including investment management, automotive, metals, real estate, home fashion, railcar and food/packaging. As a result, he is proficient in understanding financial statements and has valuable experience in evaluating business strategies and advising corporate management on numerous types of complex business issues and transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF EACH OF THESE 12 NOMINEES FOR DIRECTOR

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of the Company, all of whom are U.S. citizens.

Name	Age	Positions

Roland C. Smith	56	Director; President and Chief Executive Officer

Stephen E. Hare	57	Senior Vice President and Chief Financial Officer

J. David Karam	52	President, Wendy’s International, Inc.

Hala G. Moddelmog	55	President, Arby’s Restaurant Group, Inc.

Sharron L. Barton	59	Senior Vice President and Chief Administrative Officer

Nils H. Okeson	45	Senior Vice President, General Counsel and Secretary

John D. Barker	48	Senior Vice President and Chief Communications Officer

Steven B. Graham	57	Senior Vice President and Chief Accounting Officer

Darrell G. van Ligten	46	President, Wendy’s/Arby’s International, Inc.

Set forth below is certain additional information concerning the persons listed above (other than Mr. Smith, for whom such information has been provided under “Nominees for Director,” above).

Stephen E. Hare has served as Senior Vice President and Chief Financial Officer of the Company since September 2007. Mr. Hare also serves as Chief Financial Officer of Arby’s, a position he has held since June 2006, and as Chief Financial Officer of Wendy’s, a position he has held since December 2008. Previously, he served as Executive Vice President of Cadmus Communications Corporation (“Cadmus”) and President of Publisher Services Group, a division of Cadmus, from January 2003 to June 2006. Prior thereto, Mr. Hare served as Executive Vice President, Chief Financial Officer of Cadmus from September 2001 to January 2003.

J. David Karam has served as President of Wendy’s since September 2008. From 1989 to September 2008, Mr. Karam served as the President of Cedar Enterprises, Inc., a 146-unit franchisee of Wendy’s that has operations in Las Vegas, San Antonio, Indianapolis, Seattle, Hartford, and Springfield, Massachusetts. Mr. Karam served as Vice President of Finance for Cedar Enterprises, Inc. from 1986 to 1989. Prior to joining Cedar Enterprises, Inc. Mr. Karam was a Senior Auditor with Touche Ross & Company.

Hala G. Moddelmog has served as President of Arby’s since May 2010. From December 2009 until May 2010, Ms. Moddelmog was Chief Executive Officer of Catalytic Ventures, LLC (“Catalytic Ventures”), offering strategic and operating consulting services in the areas of food service, healthcare, franchising, retail and nonprofit, and evaluating investment opportunities primarily in food service and franchising. From September 2006 through November 2009, Ms. Moddelmog served as President and Chief Executive Officer of Susan G. Komen for the Cure, the world’s largest grassroots network fighting breast cancer. From January 2005 to August 2006, she founded Catalytic Ventures. From May 1995 to December 2004, she was the President of Church’s Chicken, a division of AFC Enterprises, Inc. and one of the largest quick-service chicken concepts in the world. Prior to that time, she held executive management and marketing positions at Church’s Chicken, AFA Service Corporation, which is an independent membership corporation that creates advertising and performs marketing for the Arby’s® restaurant system, and BellSouth, a regional telecommunications company.

Sharron L. Barton has served as Chief Administrative Officer of the Company since September 2008. She has also served as Chief Administrative Officer of Arby’s since July 2005. Prior thereto, she served as RTM’s Senior Vice President, General Counsel and Chief Administrative Officer from June 2001 to July 2005. Ms. Barton began her career with RTM in 1977.

Nils H. Okeson has served as Senior Vice President and Secretary of the Company since September 2007. Mr. Okeson served as Associate General Counsel of the Company from September 2007 through December 2007, and has served as General Counsel since then. Mr. Okeson also serves as General Counsel of Arby’s, a position he has held since October 2005, and as General Counsel of Wendy’s, a position he has held since September 2008. Prior to joining ARG, he was a partner of Alston & Bird LLP where he specialized in the areas of corporate governance, mergers and acquisitions and securities law.

John D. Barker has served as Senior Vice President and Chief Communications Officer of the Company since September 2008. Mr. Barker previously served as Senior Vice President, Corporate Affairs and Investor Relations at Wendy’s, and joined Wendy’s in May 1996 as Vice President of Investor Relations. Mr. Barker was Manager of Investor Relations and Financial Communications for American Greetings Corp. in Cleveland from 1992 to 1996 and he previously held positions as a Business Editor for The Plain Dealer newspaper in Cleveland, Business Editor for The Beaver County Times near Pittsburgh and News Desk Editor for The Observer-Reporter in Washington, PA. Mr. Barker is a trustee of the Dave Thomas Foundation for Adoption.

Steven B. Graham has served as Senior Vice President and Chief Accounting Officer of the Company since September 2007. Mr. Graham also serves as Senior Vice President, Corporate Controller of Arby’s, a position he has held since January 2007, and as Senior Vice President and Chief Accounting Officer of Wendy’s, a position he has held since February 2009. From October 2006 through December 2006, he served as Vice President, Assistant Corporate Controller of Arby’s. Mr. Graham served as Corporate Controller at Princeton Review LLC from April 2004 to September 2006. Prior thereto, he served as Vice President—Controller of Sbarro, Inc. from January 2000 to March 2004 and as Controller of Sbarro, Inc. from April 1994 to January 2000.

Darrell G. van Ligten has served as President of Wendy’s/Arby’s International, Inc. since February 2010, and leads the Wendy’s and Arby’s brands outside of North America. Mr. van Ligten also serves as Senior Vice President—Strategic Development of the Company, a position he has held since February 2009. Prior to joining the Company in February 2009, Mr. van Ligten was a Founding Partner of Regent Golf, a private club management company. Mr. van Ligten served as Senior Vice President, Marketing and Operation Services at American Golf Corp. from 2003 to 2006. He served as General Manager, Toybox Group at Toys R Us, Inc. from 2001 to 2003. Prior to 2001, Mr. van Ligten held management positions in Strategic Planning and Marketing at Tricon Global Restaurants, Inc. (Yum! Brands, Inc.), Arby’s, Inc., Taco Bell Corp. and PepsiCo, Inc.

The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of Wendy’s/Arby’s stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

CORPORATE GOVERNANCE

Independence of Directors

Under the New York Stock Exchange’s listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to Wendy’s/Arby’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the New York Stock Exchange listing requirements and the Corporate Governance Guidelines, the Board of Directors has adopted categorical standards (“Independence Standards”) to assist it in determining the independence of Wendy’s/Arby’s directors. Pursuant to the Independence Standards, any relationship described below will be deemed to be material if:

•

the director is, or has been within the last three years, an employee of Wendy’s/Arby’s, or an immediate family member of the director is, or has been within the last three years, an executive officer of Wendy’s/Arby’s;

•

the director has received, or has an immediate family member who has received as an executive officer, during any 12-month period within the last three years, more than $120,000 in direct compensation from Wendy’s/Arby’s, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•

(i) the director is a current partner or employee of a firm that is Wendy’s/Arby’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Wendy’s/Arby’s audit; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Wendy’s/Arby’s audit within that time;

•

the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Wendy’s/Arby’s present executive officers at the same time serves or served on the compensation committee of that company’s board of directors;

•

the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, Wendy’s/Arby’s for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company’s last completed fiscal year. Also, the three year “look-back” period referred to above applies only to the financial relationship between Wendy’s/Arby’s and the director’s or immediate family member’s current employer (i.e., former employment of the director or immediate family member need not be considered); or

•

the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which, within the last three years, Wendy’s/Arby’s has made discretionary contributions (excluding for this purpose matching funds paid as a result of contributions by Wendy’s/Arby’s directors and employees) that, in any fiscal year of such non-profit organization, foundation or university, exceeded the greater of $1.0 million or 2% of such entity’s consolidated gross revenues.

The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303A of the New York Stock Exchange Listed Company Manual.

The Independence Standards further provide that the relationship between Wendy’s/Arby’s and an entity for which a director serves solely as a non-management director is not material. The Independence Standards also provide that employment as an interim Chairman, CEO or other executive officer will not disqualify a director from being considered independent following that employment. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a “direct or indirect material interest” within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with Wendy’s/Arby’s or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question. For purposes of the Independence Standards, the term “Company” includes any subsidiary in Wendy’s/Arby’s consolidated group.

During the first quarter of 2011, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed the various commercial and charitable transactions and relationships identified through responses to annual questionnaires that directors or nominees for director are required to complete, as well as data collected by management and presented to the Nominating and Corporate Governance Committee and to the Board of Directors related to transactions during the last three years between Wendy’s/Arby’s and a director or nominee, immediate family member of a director or nominee, or business or charitable affiliate of a director or nominee. As a result of this review, the Board of Directors determined that none of the identified transactions or relationships with Messrs. Chajet, Levato, Lewis, Rothschild, Schwab, Troubh and Wasserman, and Ms. Hill, were material and that each of them is independent. In making its independence determinations, the Board considered the following transactions that occurred during the last three years, each of which, as noted above, was deemed not to be material: (i) for Mr. Chajet, contributions in 2009 and 2010 by the Company in the amounts of $25,000 and $30,000, respectively, to the 92nd Street Y, a charity for which he serves as an honorary director; and (ii) for Ms. Hill, payments in 2008, 2009 and 2010 by the Company or its subsidiaries in the amounts of $966,181, $1,586,540, and $1,927,611, respectively, for telecommunications services from Sprint Nextel Corporation, for which she serves as a non-management director. As indicated in Ms. Hill’s biographical information above, she is also a non-management director of Dean Foods Company, which is one of the leading food and beverage companies in the United States. Both Wendy’s and Arby’s, through independent distributors, purchase products of Dean Foods Company or its subsidiaries, and this was also considered by the Board in making its independence determinations.

Board Leadership Structure

The Board of Directors is currently led by Nelson Peltz, our non-executive Chairman, and Peter W. May, our non-executive Vice Chairman. Roland Smith, our President and Chief Executive Officer, serves as a member of the Board of Directors.

Meetings of the Board of Directors are called to order and led by the Chairman or, in the absence of the Chairman, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management after each regular Board meeting. All members of the Board are elected annually.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the Company from 1993 to June 2007, became non-executive Chairman and Mr. Smith was elected as our Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The

Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

For the foregoing reasons, the Board of Directors has determined that its leadership structure is appropriate and in the best interests of the Company’s stockholders.

Board Meetings and Certain Committees of the Board

A total of 13 meetings of the full Board of Directors were held during the fiscal year ended January 2, 2011. Each incumbent director who served on the Board of Directors in 2010 attended at least 75% of the meetings of the Board of Directors and its committees, as applicable, in 2010. While the Company does not have a formal policy requiring them to do so, directors are expected to attend the Company’s annual meeting of stockholders. All of the incumbent directors attended the 2010 annual meeting of stockholders.

The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. In addition, the Company has standing ERISA, capital and investment, corporate social responsibility and executive committees, the current functions and members of which are also described below. It is anticipated that at its first meeting following the Annual Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

Audit Committee. The Audit Committee is composed of Messrs. Joseph A. Levato (Chairman), Peter H. Rothschild, David E. Schwab II, Raymond S. Troubh and Jack G. Wasserman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) discussing risk assessment and risk management policies, particularly those involving the Company’s major financial risk exposures; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members is “financially literate” and at least one member, Mr. Levato, qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met 14 times during 2010. The formal report of the Audit Committee with respect to fiscal year 2010 begins on page 54.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. David E. Schwab II (Chairman), J. Randolph Lewis, Peter H. Rothschild and Raymond S. Troubh. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of Directors’ performance. The Nominating and Corporate Governance Committee met five times during 2010.

The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Corporate Governance Guidelines, can be found on Wendy’s/Arby’s website at www.wendysarbys.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, and skills and experience in the context of the needs of the Board. For this purpose, the term “diversity” includes not only concepts such as race, gender and national origin, but also differences of viewpoint and other individual qualities and attributes that contribute to Board heterogeneity. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders in accordance with the rules described below are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of Common Stock or other classes of common or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the anniversary of the mailing date for proxy material mailed in connection with the previous year’s annual meeting; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jack G. Wasserman, and Ms. Janet Hill. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of Wendy’s/Arby’s directors and executive officers, administering the Company’s Amended and Restated 1997 Equity Participation Plan (the “1997 Plan”) and such other salary, compensation or incentive plans as the Compensation Committee is designated by the Board to administer, and related matters. The Compensation Committee met 16 times during 2010, including 13 times in joint meetings with the Performance Compensation Subcommittee.

The Performance Compensation Subcommittee (the “Subcommittee” or the “Performance Committee”) is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Jack G. Wasserman, and Ms. Janet Hill. The Subcommittee was established in August 1997 to assume certain functions that were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering Wendy’s/Arby’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the Amended and Restated 1998 Equity Participation Plan (the “1998 Plan”), the Amended and Restated 2002 Equity Participation Plan, as amended (the “2002 Plan”), the 1999 Executive Bonus Plan, as amended (the “1999 Executive Bonus Plan” or the “1999 Plan”), the Wendy’s WeShare Stock Option Plan, as amended, the Wendy’s 1990 Stock Option Plan, as amended, the Wendy’s 2003 Stock Incentive Plan, as amended, the Wendy’s 2007 Stock Incentive Plan, as amended, the 2010 Omnibus Award Plan and such other salary, compensation or incentive plans as the Subcommittee is designated by the Board to administer, and related matters. The Subcommittee met 15 times in 2010, including 13 times in joint meetings with the Compensation Committee.

The processes and procedures that are employed in connection with the consideration and determination of the compensation of Wendy’s/Arby’s executives are discussed in the section below entitled, “Corporate Governance Matters—Activities of the Compensation Committee.”

Charters for the Audit Committee and the Nominating and Corporate Governance Committee, the joint charter for the Compensation Committee and Performance Committee, the Company’s Corporate Governance Guidelines and the Wendy’s/Arby’s Code of Business Conduct and Ethics (including code of ethics provisions that apply to Wendy’s/Arby’s principal executive, financial and accounting officers) may be found under the Investor Relations section of Wendy’s/Arby’s website at www.wendysarbys.com and are also available in print, free of charge, to any stockholder who requests them.

ERISA Committee. The ERISA Committee is composed of Messrs. Jack G. Wasserman (Chairman), Joseph A. Levato and J. Randolph Lewis. This committee has general oversight responsibility with respect to the operation of each pension, profit sharing, thrift or other retirement plan and each ERISA welfare benefit plan maintained by the Company or any direct or indirect subsidiary of the Company that is at least 80% owned by the Company, excluding any plan of a subsidiary that is organized under the laws of a jurisdiction other than the United States or a state or territory thereof and the plans of which are not subject to ERISA.

Capital and Investment Committee. The Capital and Investment Committee is composed of Messrs. Nelson Peltz (Chairman), Peter W. May and Roland C. Smith. This Committee is responsible for (i) approving the investment of excess funds (i.e., funds not currently required for operations or acquisitions) of Wendy’s/Arby’s and its direct and indirect subsidiaries and (ii) exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee is composed of Messrs. Nelson Peltz (Chairman), Peter W. May and Joseph A. Levato. This committee is responsible for reviewing and approving the charitable contributions to be made on behalf of Wendy’s/Arby’s (subject to the review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related party transaction) and recommending to the Board the maximum amount of charitable contributions to be made by Wendy’s/Arby’s in any fiscal year.

Executive Committee. The Executive Committee is composed of Messrs. Nelson Peltz (Chairman), Clive Chajet, Peter W. May, David E. Schwab II and Roland C. Smith. During intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board of Directors

The Board of Directors holds executive sessions whereby non-management directors meet in regularly scheduled sessions without any members of the Company’s management present. Mr. Nelson Peltz or, in his absence, Mr. Peter W. May, presides over these sessions. In addition, the Board also meets at least once a year in executive session with only independent directors present. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. The Board administers this oversight function through its Audit Committee, its Compensation Committee and a risk oversight committee comprised of members of the Company’s senior management. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The Compensation Committee considers risks presented by the Company’s compensation policies and practices. The management risk oversight committee considers all categories of enterprise risk, including risks allocated by the Board of Directors to the Audit Committee or the Compensation Committee, as well as other operational, compliance and strategic risks. All of these committees report directly to the Board.

In March 2011, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. With respect to that conclusion, management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive plans and also the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following: (i) plan metrics are tied directly to overall profitability, (ii) various methods for delivering compensation are utilized, including cash and equity based incentives with different time horizons that provide a balanced mix of both short and long term incentives, (iii) annual payouts are not paid until financial statements are audited by the Company’s independent registered public accounting firm and results certified by the Chief Financial Officer, (iv) performance-based awards have fixed maximum payouts, and (v) the Company has the right to reduce or eliminate payout under a plan if it is determined that the participant’s behavior is in conflict with the Company’s Code of Business Conduct and Ethics or any other policy or procedure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons regarding Form 5s required for those persons, the Company believes that all its directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth the beneficial ownership as of March 31, 2011 (except as otherwise indicated by footnote) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (constituting the only class of voting capital stock of the Company), each person that served as a director of the Company as of the date of this Proxy Statement and each nominee for director of the Company, each of the Company’s “named executive officers” (as defined in the Introduction to the Summary Compensation Table below) and all of the Company’s directors and executive officers as a group. The number of shares beneficially owned by each person or group includes shares of Common Stock that such person or group had the right to acquire on or within 60 days, including upon the exercise of options as more particularly described in the second table below. Except as otherwise indicated by footnote, each person has sole voting and dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class Beneficially Owned
Nelson Peltz	101,217,751	(1)(2)(3)(4)	24.2%
280 Park Avenue
New York, NY 10017
Peter W. May	101,110,936	(1)(2)(3)(4)	24.1%
280 Park Avenue
New York, NY 10017
Edward P. Garden	76,899,885	(3)(4)	18.4%
280 Park Avenue
New York, NY 10017
Trian Partners, L.P.	76,623,145	(4)	18.3%
280 Park Avenue
New York, NY 10017
Southeastern Asset Management, Inc.	29,705,000	(5)	7.1%
6410 Poplar Avenue, Suite 900
Memphis, TN 38119
Clive Chajet	148,076	(6)	*
Janet Hill	206,086	(7)	*
Joseph A. Levato	146,934	(8)	*
J. Randolph Lewis	174,641	(9)	*
Peter H. Rothschild	85,205	(10)	*
David E. Schwab II	202,264	(11)	*
Roland C. Smith	1,675,692	(12)	*
Raymond S. Troubh	199,416	(13)	*
Jack G. Wasserman	141,416	(14)	*
Stephen E. Hare	485,324	(15)	*
Sharron L. Barton	435,806	(16)	*
Nils H. Okeson	266,381	(17)	*
J. David Karam	850,004		*
Directors and Executive Officers as a group (20 persons)	107,133,354		25.6%

*	Less than 1%

(1)

Wendy’s/Arby’s is informed that: (i) Mr. Peltz has pledged 15,034,655 shares of Common Stock to a financial institution to secure loans made to him; and (ii) Mr. May has pledged 8,224,108 shares of Common Stock to a financial institution to secure loans made to him.

(2)

In July 2004, Messrs. Peltz and May entered into a voting agreement, pursuant to which Messrs. Peltz and May agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests.

(3)

Includes (x) in the case of Mr. Peltz, (i) 70,650 shares of Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner, (ii) 600 shares of Common Stock owned by Mr. Peltz’s minor children, (iii) 238,915 shares of Common Stock owned by the Peltz Family Foundation, (iv) 76,623,145 shares of Common Stock owned by the Trian entities identified in note (4) below, and (v) 25,654 restricted shares of Common Stock that may be voted by Mr. Peltz; (y) in the case of Mr. May, (i) 203,350 shares of Common Stock owned by the May Family Foundation, (ii) 76,623,145 shares of Common Stock owned by those Trian entities, and (iii) 25,654 restricted shares of Common Stock that may be voted by Mr. May; and (z) in the case of Mr. Garden, (i) 76,623,145 shares of Common Stock owned by those Trian entities, and (ii) 25,654 restricted shares of Common Stock that may be voted by Mr. Garden. Messrs. Peltz, May and Garden, by virtue of their relationships to those Trian entities, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock owned by those Trian entities. Each of Messrs. Peltz, May, and Garden disclaims beneficial ownership of such shares.

(4)

The information set forth herein with respect to Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Master Fund”), Trian Partners Parallel Fund I, L.P., (“Parallel Fund I”), Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners Parallel Fund I General Partner, LLC (“Parallel Fund I GP”), Trian Fund Management, L.P. (“Trian Management”), and Trian Fund Management GP, LLC (“Trian Management GP”) is based solely on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on February 2, 2011. According to the Schedule 13D/A, Trian Onshore directly owns 19,754,841 shares of Common Stock, Trian Master Fund directly owns 54,923,668 shares of Common Stock, Parallel Fund I directly owns 1,919,315 shares of Common Stock, and Trian GP directly owns 25,321 shares of Common Stock.

Each of Trian Onshore, Trian Master Fund, Parallel Fund I and Trian GP beneficially and directly owns and has sole voting power and sole dispositive power with regard to 19,754,841, 54,923,668, 1,919,315 and 25,321 shares of Common Stock, respectively, in each case except to the extent that other filing persons described in the Schedule 13D/A may be deemed to have shared voting power and shared dispositive power with regard to such shares.

Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May, and Garden, by virtue of their relationships to Trian Onshore, Trian Master Fund and Parallel Fund I, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian Onshore, Trian Master Fund and Parallel Fund I directly and beneficially own. Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, disclaims beneficial ownership of such shares for all other purposes. Each of Trian GP, LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, by virtue of their relationships to Trian GP, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian GP directly and beneficially owns. Each of Trian GP LLC, Trian Management, Trian Management GP, and Messrs. Peltz, May, and Garden disclaims beneficial ownership of such shares for all other purposes. Each of Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden, by virtue of their relationships with Trian GP LLC, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, all of the shares of Common Stock that Trian GP LLC directly and beneficially owns. Each of Trian Management, Trian Management GP, and Messrs. Peltz, May and Garden disclaims beneficial ownership of such shares for all other purposes.

(5)

The information set forth herein with respect to Southeastern Asset Management, Inc. (“Southeastern”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011 by Southeastern, Longleaf Partners Small-Cap Fund (“Longleaf”), and O. Mason Hawkins. According to the Schedule 13G/A, Southeastern, a registered investment adviser, and

Longleaf, a registered investment company, each has shared voting and dispositive power over 29,705,000 shares of Common Stock. Mr. Hawkins, the Chairman of the Board and CEO of Southeastern, has no shared voting or dispositive power over the 29,705,000 shares of Common Stock.

(6)

Includes 3,900 shares of Common Stock owned by Mr. Chajet’s wife, as to which shares Mr. Chajet disclaims beneficial ownership. Also includes 25,654 restricted shares of Common Stock that may be voted by Mr. Chajet.

(7)	Includes 25,654 restricted shares of Common Stock that may be voted by Ms. Hill.

(8)	Includes 35,029 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(9)

Includes 11,050 shares of Common Stock owned by a trust, as to which shares Mr. Lewis disclaims beneficial ownership. Also includes 25,654 restricted shares of Common Stock that may be voted by Mr. Lewis.

(10)	Includes 16,892 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(11)	Includes 35,029 restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(12)	Includes 33,333 restricted shares of Common Stock that may be voted by Mr. Smith.

(13)	Includes 25,654 restricted shares of Common Stock that may be voted by Mr. Troubh.

(14)	Includes 25,654 restricted shares of Common Stock that may be voted by Ms. Wasserman.

(15)	Includes 4,000 restricted shares of Common Stock that may be voted by Mr. Hare.

(16)	Includes 1,666 restricted shares of Common Stock that may be voted by Ms. Barton.

(17)	Includes 3,333 restricted shares of Common Stock that may be voted by Mr. Okeson.

The beneficial ownership table above includes shares issuable upon the exercise of options to purchase shares of Common Stock that have vested or will vest within 60 days of March 31, 2011 by the following persons:

Name of Beneficial Owner	Number of Shares Represented by Options
Nelson Peltz	12,000
Peter W. May	12,000
Clive Chajet	96,000
Edward P. Garden	12,000
Janet Hill	89,854
Joseph A. Levato	96,000
J. Randolph Lewis	89,854
Peter H. Rothschild	44,854
David E. Schwab II	96,000
Roland C. Smith	1,553,334
Raymond S. Troubh	96,000
Jack G. Wasserman	105,000
Stephen E. Hare	466,668
Sharron L. Barton	222,067
Nils H. Okeson	250,834
J. David Karam	800,000
Directors and Executive Officers as a group (20 persons)	4,321,583

CORPORATE GOVERNANCE MATTERS—ACTIVITIES OF

THE COMPENSATION COMMITTEE

Scope of Authority of the Compensation Committee

The Compensation Committee (“Compensation Committee”) of the Company’s Board of Directors discharges the responsibility of the Board of Directors on compensation matters relating to the Company’s directors and executive officers.

The Compensation Committee has responsibility for reviewing and approving the goals and objectives for compensating the Company’s Chief Executive Officer (the Company’s “CEO”), evaluating the performance of the Company’s CEO, and determining and approving the compensation level of the Company’s CEO based on such evaluation. The Compensation Committee also has responsibility for reviewing and approving the goals and objectives for compensating the Company’s other executive officers, overseeing evaluations of the effectiveness of the compensation program for such officers and of their performance relative to their compensation, and reviewing and approving the compensation of such officers based on recommendations submitted by the CEO. The Compensation Committee reviews and approves the overall compensation policy for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans, other executive benefits and perquisites, incentive programs and equity based plans, and stock ownership and retention guidelines.

The Compensation Committee also has responsibility for reviewing the “Compensation Discussion and Analysis” (which is referred to as the “CD&A”) prepared by management and for determining whether to recommend to the Board of Directors that it be included in the Company’s annual report and proxy statement. In addition, the Compensation Committee has responsibility for reviewing with the Company’s management whether the Company’s compensation policies and practices for its executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company, and for reviewing any related disclosure required by the Securities and Exchange Commission to be included in the Company’s proxy statement. The Compensation Committee also has responsibility for reviewing the results of any advisory votes by the Company’s stockholders on executive compensation matters arising under regulations implementing the Dodd-Frank Act (e.g., “say-on-pay” or “say-on-frequency” votes), and for considering whether to recommend to the Board of Directors the implementation of any modifications to the Company’s compensation programs and policies in response to such results.

The Compensation Committee, as a whole, consists of five directors (Messrs. Schwab (Chairman), Chajet, Levato and Wasserman, and Ms. Hill), all of whom the Board of Directors has determined are “independent” under applicable New York Stock Exchange rules. The Compensation Committee has a Performance Compensation Subcommittee (which is referred to as the “Performance Committee”) for the purpose of administering those Company compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The members of the Performance Committee are Messrs. Schwab (Chairman), Chajet and Wasserman, and Ms. Hill. Apart from matters within the responsibility of the Performance Committee, the Compensation Committee may not delegate its authority to any other persons.

The Compensation Committee and Performance Committee meet as needed. The meetings are chaired by the Chairman, and the Compensation Committee and Performance Committee, often in consultation with management, set their own meeting agendas. In 2010, the Compensation Committee met 16 times, including 13 times in joint meetings with the Performance Committee, and the Performance Committee met separately two additional times.

Each year, in connection with the administration and implementation of the Company’s annual incentive plan for executive officers, as discussed further in the CD&A below, the Performance Committee determines those employees that are eligible to receive awards under such plan, evaluates the achievement of the goals and objectives under such plan for the previously completed fiscal year and also establishes the financial goals and objectives for the current year.

Throughout the year the Compensation Committee or Performance Committee (as the case may be) also takes under consideration various compensation related proposals from senior management and takes action with respect to its own initiatives and its responsibilities under various compensation and benefit plans.

The Compensation Committee also makes recommendations to the Board with respect to director compensation and annually reviews and reassesses the adequacy of its charter, proposing changes as necessary to the Board for approval. A current copy of the Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee is available at the Company’s website (www.wendysarbys.com). The Compensation Committee is subject to the Company’s Corporate Governance Guidelines, a current copy of which is also available at the Company’s website.

Compensation Consultants and Outside Counsel

To help it fulfill its mission, the Compensation Committee periodically evaluates the competitiveness of the Company’s executive compensation programs, using information drawn from a variety of sources, including information supplied by consultants and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees. Funding for such fees is provided by the Company at a level determined by the Compensation Committee.

In December 2009, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to serve as its independent outside compensation consultant. Cook & Co. assisted in the design of the compensation programs for the named executive officers for 2010, including the annual incentive plan, the Company’s 2010 Omnibus Award Plan, the 2010 equity awards for executive officers and the stock ownership and retention guidelines for executive officers and directors. Under the terms of its engagement, Cook & Co. does not provide any consulting services for the Company or its management.

During 2010, Towers Watson & Co. (“Towers Watson”), a compensation consultant engaged by management, provided market data to the Compensation Committee and its independent outside compensation consultant, Cook & Co. Towers Watson also assisted in the design of the Company’s annual incentive plan for 2010, the 2010 equity awards for executive officers and the stock ownership and retention guidelines for executive officers and directors.

Role of Executives in Compensation Decisions

The Company’s executives play a variety of roles in assisting the Compensation Committee on compensation matters. During the first quarter of each fiscal year, the CEO and the Chief Financial Officer (the Company’s “CFO”) provide the Performance Committee with proposed performance goals and objectives for that year and proposed participants eligible to receive performance-based annual incentive awards under the Company’s annual incentive plan for executive officers. The Performance Committee then determines the performance goals and the participants for the year after considering such recommendations. Following the completion of the year, the CFO provides the Performance Committee with information regarding actual performance relative to the goals and resulting payouts based on such performance, and the Performance Committee determines the amount of incentives to be paid.

The CEO and members of the Company’s senior management with expertise in compensation, benefits, human resource and legal matters make recommendations to the Compensation Committee relating to proposed forms of employment agreements, severance and other compensatory arrangements, and compensation matters generally. Such members of management also present information regarding the Company’s financial and operating goals, the Company’s actual performance, legal developments affecting the Compensation Committee’s duties or the Company’s compensation plans, and information and proposals regarding employee compensation and benefits.

Upon invitation of the Compensation Committee, other members of the Board, senior management, outside compensation consultants and outside counsel attend Compensation Committee and Performance Committee meetings or portions thereof.

Compensation Committee Interlocks and Insider Participation

During 2010, the Compensation Committee consisted of five non-management directors: Messrs. Schwab, Chajet, Levato and Wasserman, and Ms. Hill. None of these directors has ever served as an officer or employee of the Company, except that from 1993 to 1996 Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company. During 2010, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

The Compensation Committee:

David E. Schwab II, Chairman
Clive Chajet
Janet Hill
Joseph A. Levato
Jack G. Wasserman

COMPENSATION DISCUSSION AND ANALYSIS

Overview

2010 marked the second full year following the successful consummation of the Company’s merger with Wendy’s. It also presented a very challenging economic environment in the quick service restaurant industry, as consumer discretionary spending was impacted by a range of adverse economic developments. During 2010, the Compensation Committee and the Performance Committee focused on: (i) implementing redesigned annual incentive and long-term incentive compensation programs for the Company’s senior management, with metrics intended to strengthen the link between pay and performance; (ii) assisting the Company in attracting and retaining executive talent to lead a turnaround of the Arby’s business; and (iii) developing stock ownership and retention guidelines to better align the interests of executive officers and non-management directors with the interests of stockholders and further promote the Company’s commitment to sound corporate governance. During early 2010, the Compensation Committee, with the assistance of its independent outside compensation consultant, also reviewed and assisted in the design of the Company’s 2010 Omnibus Award Plan, which was submitted to and approved by the stockholders of the Company at the 2010 Annual Meeting.

Significant decisions and actions by the Compensation Committee during 2010 included the following:

•

Maintained Base Salaries of Named Executive Officers at December 2008 Levels. Base salaries of our named executive officers have not been increased since December 2008. While the Company provided salary increases to other employees of the Company in 2009 and 2010, no increases were provided to the named executive officers.

•

Redesigned Incentive Plan Metrics. Metrics for payment of annual incentives were expanded to include three performance components for 2010: “Adjusted EBITDA,” “Same-Store Sales” and “Restaurant Margin” (each as defined below under the caption “1999 Executive Bonus Plan – Fiscal 2010 Awards”). These metrics were designed in consultation with the Compensation Committee’s independent outside compensation consultant to align incentive compensation with Company performance and the creation of stockholder value.

•

Increased the Performance-Based Portion of Long-Term Incentives. Long-term equity awards in 2010 consisted of an equally valued mix of performance-vesting stock units and time-vesting stock options. The performance stock units vest only if the Company’s total shareholder return and EBITDA targets are met over a three-year vesting period, as described below under the caption “2010 Omnibus Award Plan – Fiscal 2010 Equity Awards.”

•

Added “Clawbacks” to Equity Awards. Long-term equity awards in 2010 included “clawback” provisions, whereby the awards may be forfeited and the gain on the awards may be recovered if the recipient engages in certain conduct that is detrimental to the Company or there is a material restatement of the Company’s financial statements, as described below under the caption “2010 Omnibus Award Plan – ‘Clawbacks’ in the Fiscal 2010 Equity Awards.”

•

Developed Stock Ownership and Retention Guidelines. The Compensation Committee, with the assistance of its independent outside compensation consultant, developed stock ownership and retention guidelines for executive officers and non-management directors. These guidelines, which are described below under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” were adopted by the Board of Directors in early 2011.

•

Approved Employment Agreement for New President of Arby’s. The Compensation Committee approved terms of the Company’s employment of Ms. Hala Moddelmog as the President of Arby’s, including her base salary, annual incentive opportunity and a proposed stock option grant. These terms are within market norms and are consistent with the compensation packages offered by the Company to senior executives of comparable status, and set forth in a form of employment agreement consistent with the Company’s employment agreements for Messrs. Hare and Okeson and Ms. Barton, which are described below under the caption “Employment Agreements.”

Objectives of Compensation Philosophy

The Company’s overall compensation program (which is referred to as the “Executive Compensation Program”) is designed to support the Company’s business objectives by linking executive compensation to the attainment of annual operating goals as well as the creation of long term stockholder value. The objective is to provide the Company’s executive officers with a total compensation package that—at expected levels of performance and consistent with an executive’s area of responsibility—is competitive with compensation opportunities available to executives of similar experience and standing in the competitive market.

How We Determine Compensation

In determining the appropriate compensation for the Company’s executive officers, the Compensation Committee, in consultation with the Committee’s independent outside compensation consultant, considers a number of factors: competitive market practice, relative importance of role, individual performance, compensation history, internal pay equity, alignment with stockholders’ interests and the creation of long term stockholder value.

The Compensation Committee has adopted an approach for the Executive Compensation Program focused on providing compensation opportunities at targeted levels as follows: base salary targeted at the 50th percentile of general industry companies of comparable revenues listed in the Towers Watson U.S. CDB General Industry Executive Database (“General Industry Survey Data”), with total annual cash compensation (consisting of base salary and target annual incentive) targeted at the 75th percentile and total direct compensation (consisting of base salary, target annual incentive and long-term incentives) targeted at the 60th percentile, assuming target performance with respect to the applicable incentive criteria. This approach reflects elements of the historical compensation practices of both Wendy’s and Arby’s, and the percentile targets are consistent with the Company’s position based on size factors associated with the peer companies listed below. The Compensation Committee anticipates that during fiscal 2011 it will, with the assistance of its independent outside compensation consultant, continue to review the Company’s performance against General Industry Survey Data, as well as other relevant data, and set compensation goals and objectives (such as total cash compensation and total direct compensation) at percentile levels commensurate with the Company’s operating performance and strategic objectives. In 2010, the Compensation Committee and its independent outside compensation consultant reviewed the total direct compensation levels of the Company’s named executive officers against the following restaurant companies:

Brinker International, Inc.	Domino’s Pizza, Inc.	Papa John’s International, Inc.
Burger King Holdings, Inc.	Bob Evans Farms, Inc.	Ruby Tuesday, Inc.
Cracker Barrel Old Country Store, Inc.	Jack In The Box Inc.	Starbucks Corporation
	McDonald’s Corporation	YUM! Brands, Inc.
Darden Restaurants, Inc.	Panera Bread Company

Elements of Compensation

There are three primary components of executive compensation: (i) base salary; (ii) annual performance-based incentive awards; and (iii) long-term incentive compensation under the Company’s equity plans.

Base Salary

The Company’s base salary program is intended to provide base salary levels that are competitive in relation to the external market for each executive’s talent, and reflect an executive’s continuing duties, scope of responsibilities and ongoing performance. Salaries of all the Company’s named executive officers are paid pursuant to their employment agreements, which are described below under the caption “Employment Agreements.” No adjustments to the base salaries of the named executive officers were made in fiscal 2009 or 2010.

Annual Performance-Based Incentive Awards

Annual cash incentives are designed to reward and motivate executive officers over a one-year time frame based on the achievement of specific financial and business objectives that increase the value and prospects of the Company. For fiscal 2010, all of the named executive officers participated in the 1999 Executive Bonus Plan with respect to annual incentive awards, as described below. The 2010 Omnibus Award Plan did not apply because performance goals for such officers were established prior to stockholder approval of the 2010 Omnibus Award Plan at the Company’s 2010 annual meeting of stockholders. Beginning in 2011, executive officers are eligible for annual incentive awards under the 2010 Omnibus Award Plan.

Overview

Under the 1999 Executive Bonus Plan, eligible executives were designated by the Performance Committee to receive an annual incentive (the “Performance Goal Incentive Award”) for 2010 that was tied to the achievement of various “Performance Goals” (i.e., objective, quantifiable performance measures for the Company or its operating units).

Under the 1999 Executive Bonus Plan, the Performance Committee is responsible for establishing the Performance Goals in a timely manner and may exercise negative discretion with respect to the payment of all or a portion of any Performance Goal Incentive Award, even if all Performance Goals were achieved. Performance Goal Incentive Awards could result in payment if actual results satisfied or exceeded the designated Performance Goals. The target incentive for each participant under the 1999 Executive Bonus Plan was expressed as a percentage of the participant’s base salary. For the named executive officers, those percentages are set forth in their respective employment agreements. Each year, the Performance Committee determines the metric or metrics upon which the target incentives are based from among those set forth in the plan, and approves a schedule setting forth threshold, target and maximum payment levels depending on the level of achievement of the performance goals. In cases where the Performance Committee denominates multiple performance goals, achievement of multiple goals could result in an incentive payment in excess of 100% of an executive’s base salary, subject to reduction by the Performance Committee through the exercise of negative discretion.

Compensation payable under the 1999 Executive Bonus Plan is intended to be “qualified performance based compensation” under Section 162(m) of the Code. As such, the Performance Goals selected are substantially uncertain of being achieved at the time they are established, and there can be no guarantee that all or any one of such goals will be satisfied based on actual fiscal year results.

Fiscal 2010 Awards

On April 1, 2010, the Performance Committee designated the named executive officers as participants for the 2010 plan year under the 1999 Executive Bonus Plan and set appropriate target incentives and performance goals for the 2010 plan year for each participant. With input from Cook & Co., the Committee’s independent outside compensation consultant, and consistent with its intent to develop appropriate performance goals tailored to the post-merger business operations of the Company, the Performance Committee took two steps. First, the Performance Committee established a Performance Goal of earnings (loss) per share equal to ($0.31), which, if achieved, would allow for the funding of a maximum annual incentive pool, subject to the negative discretion of the Performance Committee with respect to actual incentive payments. Second, the Performance Committee established a sub-plan applicable to eligible participants pursuant to which payments to named executive officers would be subject to the achievement of the following three performance components: (i) “Adjusted EBITDA,” (ii) “Same-Store Sales” and (iii) “Restaurant Margin,” each as defined below, and subject further to the weighting criteria set forth below:

•

“Adjusted EBITDA” means earnings for the fiscal year before interest, taxes, depreciation and amortization, as adjusted to exclude the impact of (i) annual operating plan rent expense variances attributable to changes in financing strategy, (ii) acquisitions and dispositions,

(iii) equity compensation, (iv) integration costs to the extent included in general and administrative expenses, (v) facilities relocation and corporate restructuring, and (vi) specific non-recurring and unusual items or other adjustments to the extent approved by the Compensation Committee.

•

“Same-Store Sales” means (i) for Arby’s restaurants, sales of stores that have been open for 15 continuous months, and (ii) for Wendy’s restaurants, sales of stores that have been open for at least 15 continuous months as of the beginning of the fiscal year. Same-Store Sales exclude in each case the impact of currency transactions.

•

“Restaurant Margin” means sales from Company-owned North America restaurants (excluding sales of bakery items and kid’s meal promotion items to franchisees) less the cost of sales (excluding sales of bakery items and kid’s meal promotion items to franchisees), divided by sales from Company-owned North America restaurants (again, excluding sales of bakery items and kid’s meal promotion items to franchisees).

As noted above, for 2010 these three performance components were selected to align performance and compensation, including the use of operational factors that had not been used in the prior year’s incentive plan. The 2010 performance targets established for the named executive officers for each of these three performance components were as follows (there is no payout if actual performance falls below the threshold level of performance):

•	Adjusted EBITDA of $431.3 million for the Company, $379.3 million for Wendy’s, and $57.2 million for Arby’s;

•	Same-Store Sales of +2.4% for Wendy’s and -3.0% for Arby’s; and

•	Restaurant Margins of 15.6% for Wendy’s and 12.4% for Arby’s.

The weighting of these performance components varied among the named executive officers as follows:

•

Company Executives (weighting applicable to Messrs. Smith, Hare and Okeson, and Ms. Barton): 60% Company Adjusted EBITDA, 10% Wendy’s Same-Store Sales, 10% Arby’s Same-Store Sales, 10% Wendy’s Restaurant Margin and 10% Arby’s Restaurant Margin.

•	Wendy’s President (weighting applicable to Mr. Karam): 60% Wendy’s Adjusted EBITDA, 20% Wendy’s Same-Store Sales and 20% Wendy’s Restaurant Margin.

The degree of achievement of these performance components in 2010 was calculated based on a separate payout scale for each component, as described below:

•

Adjusted EBITDA payouts ranged from a threshold at achievement of at least 80.1% of the Adjusted EBITDA target, which would result in a payout of 1% of the participant’s target incentive for that component, up to a maximum at achievement of 150% or more of such Adjusted EBITDA target, which would result in a payout of up to 200% of the participant’s target incentive for that component.

•

Same-Store Sales payouts ranged from a threshold at achievement of at least +0% for Wendy’s and -7% for Arby’s, which would result in a payout of 50% of the participant’s target incentive for that component, up to a maximum at achievement of +4.4% or more for Wendy’s and +0% or more for Arby’s, which would result in a payout of up to 200% of the participant’s target incentive for that component.

•

Restaurant Margin payouts ranged from a threshold at achievement of at least 14.6% for Wendy’s and 11.4% for Arby’s, which would result in a payout of 50% of the participant’s target incentive for that component, up to a maximum at achievement of 16.6% or more for Wendy’s and 13.4% or more for Arby’s, which would result in a payout of up to 200% of the participant’s target incentive for that component.

The Company’s operations during the 2010 plan year resulted in achievement of the following results and related payout percentages for each of these performance components:

•

Adjusted EBITDA of $402.3 million for the Company, resulting in payouts of 86.55% of the applicable target incentive for Company executives (applicable to Messrs. Smith, Hare and Okeson, and Ms. Barton), and Adjusted EBITDA of $340.9 million for Wendy’s, resulting in payout of 79.38% of the applicable target incentive for the President of Wendy’s (Mr. Karam);

•	Same-Store Sales of -1.7% for Wendy’s and -7.1% for Arby’s, resulting in payouts of 0% of the applicable target incentive for both Wendy’s and Arby’s; and

•	Restaurant Margins of 14.8% for Wendy’s and 11.6% for Arby’s, resulting in payouts of 60% of the applicable target incentive for both Wendy’s and Arby’s.

With regard to the Adjusted EBITDA performance components, the specific adjustments applied in calculating the actual Adjusted EBITDA results of $402.3 million for the Company and $340.9 million for Wendy’s are shown in the table below (amounts in thousands) (unaudited). Adjustments relating to “Bakery pension costs,” “SSG purchasing co-op expenses,” “SSG purchasing co-op adjustment” and “Bakery pension adjustment” related to specific non-recurring and unusual items arising from a restructuring of purchasing arrangements and a determination to resume participation in a multi-employer union pension fund from which the Company withdrew in the prior year (including reversal of an accrual related to such withdrawal).

	Company	Wendy’s
EBITDA	$384,037	$427,564
Integration costs in general and administrative (“G&A”)	5,514	456
Bakery pension costs	(4,975)	(4,975)
SSG purchasing co-op expenses in G&A	5,145	—

Adjusted EBITDA (pre-allocation)	389,721	423,045
Budgeted Wendy/s/Arby’s Restaurants, LLC allocation	—	(92,721)

Adjusted EBITDA (post-allocation)	389,721	330,324

Add-backs for incentive payment calculation:
Stock compensation	13,708	9,739
Acquisitions and dispositions	189	189
Bakery pension adjustment	909	909
SSG purchasing co-op adjustment	(2,041)	—
Impact to EBITDA from incentive payment calculation	(224)	(212)

Total adjustments for incentive payment calculation	12,541	10,625

Adjusted EBITDA	$402,262	$340,949

The foregoing results, weighted as applicable to each named executive officer, were applied to the annual incentive target (expressed as a percentage of annual salary) for each named executive officer to determine the actual incentive payout amounts for each performance component for the 2010 plan year, as shown in the table below.

				Performance Component Payouts
1999 Executive Bonus Plan Participant	Annual Salary	Incentive Target as % of Salary	Annual Incentive Target	Company Adjusted EBITDA	Wendy’s Adjusted EBITDA	Wendy’s Same Store Sales	Arby’s Same Store Sales	Wendy’s Restaurant Margin	Arby’s Restaurant Margin	Total 2010 Annual Incentive Payout
Roland C. Smith	$1,150,000	150%	$1,725,000	$895,793	N/A	—	—	$103,500	$103,500	$1,102,793
Stephen E. Hare	$600,000	75%	$450,000	$233,685	N/A	—	—	$27,000	$27,000	$287,685
Sharron L. Barton	$650,000	75%	$487,500	$253,159	N/A	—	—	$29,250	$29,250	$311,659
Nils H. Okeson	$500,000	75%	$375,000	$194,738	N/A	—	—	$22,500	$22,500	$239,738
J. David Karam	$900,000	100%	$900,000	N/A	$428,652	—	N/A	$108,000	N/A	$536,652

Funding of the annual incentive pool from which incentive payouts were made under the 1999 Executive Bonus Plan occurred as a result of the Company satisfying the earnings (loss) per share target through its achievement of ($0.01) per share in fiscal 2010. The incentives paid under the sub-plan were based on actual results achieved as compared to targeted amounts and in accordance with the applicable weighting. The Performance Committee did not exercise negative discretion as to such incentive payouts.

Long-term Incentive Compensation

The Company provides executives with long-term incentives primarily by (i) compensating executives with equity awards, which provide value that is tied to the value of the Company’s Common Stock, thereby aligning the interests of executives with the interests of the Company’s stockholders, and (ii) rewarding executives for the achievement of performance targets with respect to a specified performance period, thereby motivating executives by giving them opportunities to receive awards directly related to such performance. In 2010, the Company began awarding such compensation to the named executive officers under the 2010 Omnibus Award Plan.

Overview

The 2010 Omnibus Award Plan, which was approved by the stockholders of the Company at the 2010 annual meeting of stockholders, is intended to provide incentive compensation and performance compensation awards to attract and retain key personnel. Its purpose is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with incentives directly related to increases in the value of the Company, thereby strengthening their commitment to the Company and aligning their interests with those of the Company’s stockholders.

The 2010 Omnibus Award Plan contains several features that are consistent with the interests of the Company’s stockholders and sound corporate governance practices, including the following:

•	No “evergreen” provision. The number of shares of Common Stock available for issuance under the 2010 Omnibus Award Plan is fixed and will not adjust based upon the number of shares outstanding.

•

Not excessively dilutive to our stockholders. The maximum number of shares of Common Stock authorized for issuance under the 2010 Omnibus Award Plan is 75 million shares (subject to adjustment in connection with changes in capital structure), plus the number of shares subject to awards outstanding under prior plans as of May 27, 2010 (the date of stockholder approval of the 2010 Omnibus Award Plan) but only to the extent that such awards under prior plans are forfeited, expire or otherwise terminate without shares being issued. No new awards will be granted under such prior plans.

•

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2010 Omnibus Award Plan prohibits granting stock options with exercise prices or stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of the Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•

No repricing or exchange without stockholder approval. The 2010 Omnibus Award Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•

Minimum vesting and performance period requirements. The 2010 Omnibus Award Plan provides that at least 95% of all stock options, SARs, restricted stock awards and certain other stock-based awards granted to employees under the plan may vest no more rapidly than ratably over a three-year period after the grant date if vesting is time-based, and that performance-based stock-based awards will have a minimum performance period of one year.

•

“Clawback” provisions. The 2010 Omnibus Award Plan contains “clawback” provisions, which provide that the Compensation Committee may include in an award, that if a participant is determined by the Compensation Committee to have violated a non-compete, non-solicit, nondisclosure or other agreement or taken action that would constitute a “detrimental activity,” as that term is defined in the 2010 Omnibus Award Plan, all rights of the participant under the 2010 Omnibus Award Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant.

Fiscal 2010 Equity Awards

The Performance Committee established three key objectives for the 2010 equity awards, namely that they be:

•	Consistent with general industry and restaurant industry market practices;

•	Aligned with shareholder returns and value creation; and

•	Easy to communicate and administer.

In July 2010, in furtherance of these objectives, long-term incentive awards under the 2010 Omnibus Award Plan were granted to approximately 365 eligible employees of the Company, including the named executive officers. All of these awards are intended as incentives to future performance. In accordance with the approach previously adopted by the Compensation Committee for the Company’s Executive Compensation Program, the long-term incentive awards are intended to deliver total direct compensation to executive officers of the Company at the 60th percentile as compared to the General Industry Survey Data, provided that target performance is achieved (i.e., 60th percentile ranking after taking into account base salary, target bonus and the target value of these awards). None of the awards to the named executive officers resulted in total direct compensation that exceeded the 60th percentile, except the awards to Mr. Karam, which resulted in total direct compensation at the 76th percentile in recognition of improvements in the performance of the Wendy’s brand under his leadership.

The General Industry Survey Data “benchmark” included companies of comparable size to the Company, but operating in sectors not limited to the restaurant industry. The General Industry Survey Data were supplemented by a review by the Compensation Committee’s independent outside compensation consultant of the pay practices of the Company’s restaurant peers, which determined that the Company’s total direct compensation target goals, after taking into account the proposed long-term incentive awards, were reasonably positioned when compared to restaurant peers.

The 2010 equity grants awarded to the named executive officers are shown in the columns captioned “Stock Awards” and “Option Awards” in the Summary Compensation Table below. The target expected value of the long-term incentive award for each participant was split equally between stock options, representing the right to purchase shares of Common Stock at a specified price (i.e., fair market value on the date of grant), and performance stock units, representing the right to receive shares of Common Stock if pre-established three-year performance targets are met. Accordingly, 50% of the value of the long-term incentive award is to be delivered through stock options, 25% in performance stock units based on three-year total shareholder return (“TSR”) relative to a peer group, and 25% based on achieving a three-year adjusted EBITDA target, as defined below.

The stock options vest and become exercisable over a three-year period commencing on the date of grant, with one-third vesting on each of the first three anniversaries of the date of grant. The options have a 10-year term in which they may be exercised, provided they vest. The performance stock units vest at the end of a three-year performance period (“cliff” vest), and the payout is based on achievement of the applicable performance target, either three-year relative TSR performance or three-year cumulative adjusted EBITDA. If, at the end of the performance period, the threshold level of achievement for these awards has not been met, then no part of the award will vest.

Regarding the performance stock units, one half (by expected value at the grant date) are based on the Company’s TSR performance as compared to the TSR performance of a peer group comprised of 24 restaurant companies with an equity market capitalization of $250 million or more as of March 31, 2010. The performance period runs from July 5, 2010 through June 30, 2013. The beginning stock price is based on the average share price of the Common Stock for the 20 trading days prior to July 5, 2010. The ending stock price will be based on the average share price for the 20 trading days ending on June 30, 2013. Payout for these performance stock units as a percentage of the target (representing the percentage of units that may be earned) is as follows, with the percentage of units earned being interpolated in the event the Company’s TSR falls between the amounts listed:

Payout	Company TSR Ranking vs. Peer Group	Payout as % of Target
Maximum:	90th Percentile or Greater	200%
Above Target:	75th Percentile	162.5%
Target:	50th Percentile	100%
Threshold:	25th Percentile	37.5%
Below Threshold:	Less than 25th Percentile	0%

The other half (by expected value at the grant date) of the performance stock units are based on the achievement of a cumulative adjusted EBITDA target for the three-year period commencing on the date of grant in July 2010 and continuing through July 2013. “Adjusted EBITDA” for purpose of these performance stock units means the Company’s operating profit (or loss) as reported in the Company’s consolidated statements of operations, plus (i) depreciation and amortization, (ii) goodwill impairment charges, (iii) impairment of other long-lived assets charges, (iv) facilities relocation and corporate restructuring costs or charges, and (v) integration costs included in general and administrative expense. The result is then adjusted so as to negate the effects of acquisitions or dispositions not involving transactions with franchisees.

The cumulative three-year adjusted EBITDA target for these awards was based on a review of the historical three-year adjusted EBITDA growth rate for the 24-company peer group. The following percentiles and corresponding EBITDA growth rates are based on a calculation of the peer group companies’ historical three-year adjusted EBITDA growth. Payout for these performance stock units as a percentage of the target (representing the percentage of units that may be earned) is as follows, with the percentage of units earned being interpolated in the event adjusted EBITDA falls between the amounts listed:

Payout	Percentile	Adjusted EBITDA Growth Rate	Payout as % of Target
Maximum:	75th Percentile of Peer Group	11.6%	200%
Target:	50th Percentile of Peer Group	6.4%	100%
Threshold:	40th Percentile of Peer Group	3.3%	37.5%
Below Threshold:	Less than 40th Percentile of Peer Group	Less than 3.3%	0%

The 2010 awards were the product of work over a period of several months involving the Compensation Committee, the Performance Committee and management with respect to design of the awards and the metrics to be used. Both management’s compensation consultant and the Compensation Committee’s independent outside compensation consultant worked on the design of the awards and the specific metrics.

Timing of Equity Award Grants

While it has been the Company’s general practice to grant equity awards once annually, in 2008 the Company made two separate equity awards to senior management. The first 2008 grant, which was made in June 2008, represented the regular annual grant for 2008. In December 2008, following the successful consummation of the Company’s merger with Wendy’s, the Performance Committee approved a second grant of equity to senior management. Because of this second grant, which was effectively an acceleration of the 2009 regular annual grant and in lieu thereof, no grant of equity was made to the named executive officers in 2009. The Company resumed making regular annual grants of equity to the named executive officers in 2010. As a result of this timing, because the compensation for the named executive officers, as disclosed under Securities and Exchange Commission rules, includes the value of equity grants for 2010, but none for 2009, their total compensation appears to have increased from 2009 to 2010, even though their base salaries were unchanged and their incentive compensation payouts for 2010 were significantly lower than for 2009. If, however, the December 2008 grant of equity is considered part of 2009 compensation (since it was in lieu of the 2009 regular annual grant), then a year-to-year decrease in total compensation is apparent and is reflective of Company performance over that time.

To illustrate, set forth below is a pro forma summary compensation table presenting information for 2009 and 2010 for the Company’s President and Chief Executive Officer, Roland C. Smith, adjusted to show his December 2008 equity awards as equity awards for 2009, rather than for 2008. This is not intended to be a substitute for the “Summary Compensation Table” on page 37, but instead is intended to show how Mr. Smith’s compensation for 2009 would have been presented if the December 2008 equity grant is considered part of 2009 compensation (since it was in lieu of the 2009 regular annual grant). The Compensation Committee believes the year-to-year decrease in total compensation indicated by this presentation shows the appropriate correlation between the pay of the Company’s CEO and the Company’s performance from 2009 to 2010.

Pro-Forma Summary Compensation Table

				Performance-Based and/or Variable Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Roland C. Smith (CEO)	2010	1,150,000	—	1,232,146	1,221,829	1,102,793	206,684	4,913,452
	2009	1,150,000	351,900	—	2,860,050	1,718,100	216,781	6,296,831

(1)

Represents the aggregate grant date fair value of stock awards made to the Company’s CEO in the year shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011 (the “2010 Form 10-K”) for the assumptions made in determining those values. The amount shown for 2010 represents the value of awards of performance stock units under the 2010 Omnibus Award Plan, which are subject to achievement of performance goals over a three-year period. 50% of this award (by value at the time of grant) vests on the basis of three-year TSR performance relative to the 24-company peer group. The other 50% of this award vests on the basis of achievement of adjusted EBITDA growth over a three-year performance period.

(2)

Represents the aggregate grant date fair value of awards of stock options made to the Company’s CEO in 2010, and in December 2008, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2010 Form 10-K for the assumptions made in determining those values.

(3)	Includes with respect to the Company’s CEO the amounts shown in Note 3 to the “Summary Compensation Table” on page 37.

In addition, the Compensation Committee believes it is important to note that a substantial portion of Mr. Smith’s compensation for 2010 is performance based, requiring the attainment of annual or long-term performance goals. As described above, the annual cash incentive was tied directly to Company performance in 2010 and the performance stock units will be earned and paid out only if specified Company performance goals are achieved over a three-year period. The table below illustrates the components of total direct compensation for

Mr. Smith for 2010 as compared to pro forma 2009 (including the value of the December 2008 stock option grant). As this table illustrates, Mr. Smith’s compensation for 2010 was more heavily weighted towards performance based pay:

“Clawbacks” in the Fiscal 2010 Equity Awards

All of the fiscal 2010 equity awards contain “clawback” provisions in favor of the Company, as described below.

Each stock option agreement and performance unit award agreement provides that in the event of a material restatement of the Company’s issued financial statements, the Compensation Committee shall review the facts and circumstances underlying the restatement (including, without limitation, any potential wrongdoing by the participant and whether the restatement was the result of negligence or intentional or gross misconduct) and may, in its sole discretion, direct the Company to recover all or a portion of any option or performance stock units, or any gain realized on the vesting or exercise of the option, or the settlement of the performance stock units or the subsequent sale of Common Stock acquired upon settlement of the units, with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement. If the Compensation Committee directs the Company to recover any such amount from the participant, then the participant agrees to and shall be required to repay any such amount to the Company within 30 days after the Company demands repayment.

In addition, if a court determines that a participant has engaged or is engaged in “Detrimental Activity”: (i) with respect to options, while employed by or providing services to the Company or its subsidiaries, then the Company can cancel the option, or (ii) with respect to options or performance stock units, after the participant’s employment or service with the Company or its subsidiaries has ceased, then the participant, within 30 days after written demand by the Company, must return the option or any gain realized on the vesting or exercise of the option, and must return the performance stock units, or any gain realized on the settlement of the units, or the subsequent sale of Common Stock acquired upon settlement of the units.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its affiliates, (ii) any activity that would be grounds to terminate the participant’s employment or service with the Company or an affiliate for cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any non-competition, non-solicitation or other agreement containing restrictive covenants, with the Company or its affiliates.

The awards provide further that if the Company is required by law to include an additional “clawback” or forfeiture provision to outstanding awards, then such “clawback” or forfeiture provision shall also apply to the awards as if included on the date of grant.

Other Benefits and Perquisites

The Company’s executive officers generally do not receive any benefits not available to other salaried employees. The executive officers participate in various benefit plans made available generally to all of the Company’s salaried employees, including the Company’s 401(k) plan, group health plans, vacation and sick leave policies, life insurance and short-term and long-term disability benefits. Along with certain other employees, executive officers receive an automobile allowance and are provided with cellular phones, PDAs, and laptops that are needed to perform their duties and are intended primarily for business use. In addition, and consistent with market practices, in order to enable the Company to attract and retain executives for key positions, executive officers are covered by directors’ and officers’ liability insurance and indemnification agreements.

Severance and Change in Control Benefits

Senior members of the Company’s management team have provisions in their respective employment agreements that provide for certain severance payments upon a termination by the Company without cause, termination by the executive as a result of a “Triggering Event” and, in the case of Mr. Smith, as a result of a “Special Termination Event” (i.e., a termination by him within a designated period following a change in control). The Company considers such arrangements an important part of its executives’ compensation and consistent with competitive practices. The key terms and provisions of the severance arrangements that are currently in effect for the Company’s named executive officers are summarized below in the table under the caption “Potential Payments upon Termination or Change in Control.”

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Code imposes a $1 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to each of the Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer). Accordingly, the Performance Committee monitors which executive officers may be subject to Section 162(m) in order to maximize the amount of compensation paid to these officers that will be deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m) (such as the provisions of the 1999 Executive Bonus Plan and the 2010 Omnibus Award Plan). The Performance Committee seeks to structure performance-based and equity compensation for the named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. At the same time, there may be circumstances in which the Compensation Committee and/or Performance Committee determines, in the exercise of its independent judgment, that it is in the best interests of the Company to provide for compensation that may not be deductible.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table sets forth salary, cash bonus awards, equity awards and other compensation earned by, paid or awarded with respect to the 2010, 2009 and 2008 fiscal years to (i) the Company’s Chief Executive Officer (“CEO”), Roland C. Smith; (ii) the Company’s Chief Financial Officer (“CFO”), Stephen E. Hare; and (iii) the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the 2010 fiscal year: Sharron L. Barton, Senior Vice President and Chief Administrative Officer of the Company; Nils H. Okeson, Senior Vice President, General Counsel and Secretary of the Company; and J. David Karam, President of Wendy’s (collectively, the “named executive officers”). Additional information with respect to the compensation arrangements for the Company’s named executive officers is set forth below under the caption “Employment Agreements.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Roland C. Smith	2010	1,150,000	—	1,232,146	1,221,829	1,102,793	206,684	4,913,452
(CEO)	2009	1,150,000	351,900	—	—	1,718,100	216,781	3,436,781
	2008	1,000,000	500,000	676,000	3,263,000	—	79,963	5,518,963
Stephen E. Hare	2010	600,000	—	364,041	360,995	287,685	32,038	1,644,759
(CFO)	2009	600,000	241,800	—	—	448,200	34,945	1,324,945
	2008	515,000	200,000	81,240	1,024,650	—	21,956	1,842,846
Sharron L. Barton	2010	650,000	—	224,027	222,151	311,659	31,243	1,439,080
(SVP and Chief Admin. Officer)	2009	650,000	99,450	—	—	485,550	29,614	1,264,614
	2008	653,250	150,000	33,850	507,350	—	21,079	1,365,529
Nils H. Okeson	2010	500,000	—	224,027	222,151	239,738	31,364	1,217,280
(SVP, GC and Secretary)	2009	500,000	189,000	—	—	373,500	25,467	1,087,967
	2008	483,500	200,000	67,700	527,250	—	19,877	1,298,327
J. David Karam	2010	900,000	—	392,047	388,764	536,652	105,221	2,322,684
(President – Wendy’s)	2009	900,000	288,000	—	—	936,000	59,316	2,183,316
	*

*	Mr. Karam was not a named executive officer of the Company in 2008, and therefore compensation information for him is not provided for that year.

(1)

Represents the aggregate grant date fair value of stock awards made to such named executive officer in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2010 Form 10-K for the assumptions made in determining those values. The amounts shown for 2010 represent values of awards of performance stock units under the 2010 Omnibus Award Plan, which are subject to achievement of performance goals over a three-year period. At maximum payout levels, the values of the awards would be as follows: $2,464,293 for Mr. Smith; $728,083 for Mr. Hare; $448,053 for Ms. Barton; $448,053 for Mr. Okeson; and $784,093 for Mr. Karam. For more information regarding the performance targets and possible performance share payouts, see “Compensation Discussion and Analysis – 2010 Omnibus Award Plan – Fiscal 2010 Equity Awards” above.

(2)

Represents the aggregate grant date fair value of option awards made to such named executive officer in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2010 Form 10-K for the assumptions made in determining those values.

(3)

Includes with respect to each named executive officer amounts for dividends (and interest thereon) with respect to the restricted stock awards granted prior to 2009, an automobile allowance, contributions made by the Company to 401(k) plan accounts, and amounts for long-term disability and group term life insurance. For 2010, also includes with respect to Mr. Smith the following expenditures by the Company in connection with his temporary living arrangements for work at Wendy’s headquarters in Ohio: (i) $91,016 for the lease of an apartment for Mr. Smith and his wife in Columbus, Ohio, (ii) renter’s insurance and utilities costs associated with the apartment, (iii) $28,128 for automobile lease expenses, (iv) imputed income relating to his wife’s travel to and from Ohio, and (v) reimbursements in the amount of $8,451 for taxes owed for use of corporate aircraft for travel to and from Ohio and $18,696 for taxes associated with 2009 Ohio and New York-related imputed income. Also includes with respect to Mr. Smith imputed income relating to his wife accompanying him on business travel other than to and from Ohio. For 2010 and 2009, also includes with respect to Mr. Karam unvested contributions by the Company to his account under the Wendy’s International, Inc. Amended and Restated Supplemental Executive Retirement Plan No. 3 in the amounts of $75,307 and $35,200, respectively.

2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning annual performance bonus awards and long term incentive awards made to each of the named executive officers in 2010.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Roland C. Smith	—	17,250	1,725,000	3,450,000	—	—	—	—	—	—	—
	7/08/10	—	—	—	100,809	268,824	537,648	—	—	—	1,232,146
	7/08/10	—	—	—	—	—	—	831,176	3.91	3.95	1,221,829
Stephen E. Hare	—	4,500	450,000	900,000	—	—	—	—	—	—	—
	7/08/10	—	—	—	29,784	79,425	158,850	—	—	—	364,041
	7/08/10	—	—	—	—	—	—	245,575	3.91	3.95	360,995
Sharron L. Barton	—	4,875	487,500	975,000	—	—	—	—	—	—	—
	7/08/10	—	—	—	18,329	48,877	97,754	—	—	—	224,027
	7/08/10	—	—	—	—	—	—	151,123	3.91	3.95	222,151
Nils H. Okeson	—	3,750	375,000	750,000	—	—	—	—	—	—	—
	7/08/10	—	—	—	18,329	48,877	97,754	—	—	—	224,027
	7/08/10	—	—	—	—	—	—	151,123	3.91	3.95	222,151
J. David Karam	—	9,000	900,000	1,800,000	—	—	—	—	—	—	—
	7/08/10	—	—	—	32,076	85,535	171,070	—	—	—	392,047
	7/08/10	—	—	—	—	—	—	264,465	3.91	3.95	388,764

(1)

Represents threshold, target and maximum payout levels based on 2010 performance for annual performance-based incentive awards under the 1999 Executive Bonus Plan. The amounts actually paid to each of the named executive officers pursuant to such awards based on results achieved in 2010 were as follows: $1,102,793 to Mr. Smith, $287,685 to Mr. Hare, $311,659 to Ms. Barton, $239,738 to Mr. Okeson and $536,652 to Mr. Karam. For more information regarding the 2010 performance targets and incentive payouts, see “Compensation Discussion and Analysis – 1999 Executive Bonus Plan – Fiscal 2010 Awards” above.

(2)

Represents threshold, target and maximum payout levels based on performance over a three-year period for awards of performance stock units under the 2010 Omnibus Award Plan. For more information regarding the performance targets and possible performance share payouts, see “Compensation Discussion and Analysis – 2010 Omnibus Award Plan – Fiscal 2010 Equity Awards” above.

(3)

Reflects stock options granted under the 2010 Omnibus Award Plan, each at an exercise price equal to the fair market value (average of the high and low sales prices) of the underlying shares on the grant date and expiring ten years from the grant date. The options vest and become exercisable ratably over three years, subject to continued employment through each of the anniversary dates.

(4)

Represents the aggregate grant date fair value of the awards made to such named executive officer in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. See Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2010 Form 10-K for the assumptions made in determining those values.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock and performance stock unit awards as of the end of fiscal 2010 for each of the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Roland C. Smith	220,000	—		—	16.49	(5)	4/13/16	33,333	(6)	153,998	101,565	469,230
	200,000	—		—	15.71	(5)	5/23/17
	133,334	66,666		—	6.77		6/18/18
	1,000,000	500,000		—	4.65		12/18/18
	—	831,176		—	3.91		7/08/20
Stephen E. Hare	75,000	—		—	15.88	(5)	6/07/16	4,000	(6)	18,480	30,008	138,637
	35,000	—		—	15.71	(5)	5/23/17
	23,334	11,666		—	6.77		6/18/18
	333,334	166,666		—	4.65		12/18/18
	—	245,575		—	3.91		7/08/20
Sharron L. Barton	30,400	—		—	16.09	(5)	4/28/16	1,666	(6)	7,697	18,466	85,313
	15,000	—		—	15.71	(5)	5/23/17
	10,000	5,000		—	6.77		6/18/18
	166,667	83,333		—	4.65		12/18/18
	—	151,123			3.91		7/08/20
Nils H. Okeson	42,500	—		—	16.09	(5)	4/28/16	3,333	(6)	15,398	18,466	85,313
	25,000	—		—	15.71	(5)	5/23/17
	16,667	8,333		—	6.77		6/18/18
	166,667	83,333		—	4.65		12/18/18
	—	151,123		—	3.91		7/08/20
J. David Karam	800,000	800,000	(7)	—	5.50		9/28/18	—		—	32,316	149,300
	—	264,465		—	3.91		7/08/20

(1)

Except as noted below with regard to the grant to Mr. Karam, all such options vest and become exercisable over a three-year period commencing on the date of grant, with one-third vesting on each of the first three anniversaries of the date of grant.

(2)	All such options expire ten years from the date of grant.

(3)	Based on $4.62 per share, which was the closing price per share of the Company’s Common Stock on December 31, 2010.

(4)	Represents payout levels based on achieving threshold performance goals over a three-year period for awards of performance stock units granted on July 8, 2010 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of fiscal 2010. Each performance stock unit represents the right to receive one share of Common Stock based on the achievement of applicable performance targets over a three-year period, either relative TSR performance or three-year cumulative adjusted EBITDA. For more information regarding the performance targets and possible performance share payouts, see “Compensation Discussion and Analysis – 2010 Omnibus Award Plan – Fiscal 2010 Equity Awards” above.

(5)

Reflects a $0.13 reduction in the exercise price per share of each stock option outstanding at the time of the special dividend of shares of common stock of Deerfield Capital Corp. paid to the Company’s stockholders in April 2008 (the “DFR share dividend”). The reduction was effected in accordance with the Company’s equity participation plans, which provide for such price adjustments upon occurrence of extraordinary events such as the DFR share dividend.

(6)

On June 18, 2008, the Company granted certain officers and key employees a total of 265,350 shares of restricted Common Stock under the 2002 Plan. These shares vest in three equal installments on June 18, 2009, 2010 and 2011, subject to continued employment through each of the anniversary dates.

(7)

On September 29, 2008, concurrent with effectiveness of the Wendy’s merger, Mr. Karam was granted a 10-year option to purchase 1,600,000 shares of the Company’s Common Stock pursuant to the Wendy’s 2007 Stock Incentive Plan. The option will vest over a four-year period, 25% on each anniversary of the date of grant, provided Mr. Karam remains employed on each vesting date.

2010 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the vesting during 2010 of restricted stock awards previously made to each of the named executive officers. None of the named executive officers exercised any stock options during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Roland C. Smith	—	—	33,333	145,332
Stephen E. Hare	—	—	8,000	35,020
Sharron L. Barton	—	—	3,333	14,590
Nils H. Okeson	—	—	6,665	29,176
J. David Karam	—	—	—	—

(1)	Based on the average of the high and low sales price of the shares on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

The following table describes benefits accrued to Mr. J. David Karam, the President of Wendy’s, under the Wendy’s International, Inc. Amended and Restated Supplemental Executive Retirement Plan No. 3 (“Wendy’s SERP No. 3”). Mr. Karam is the only named executive officer with a participant account under this plan. Effective as of January 1, 2011, Wendy’s SERP No. 3 was amended to freeze participation and benefit accruals; therefore, no other named executives may become participants in this plan and no further contributions will be made to Mr. Karam’s account. Prior accruals will, however, continue to be credited with interest until distributed in accordance with the terms of the plan, and continued service to the Company by Mr. Karam will continue to apply toward vesting of his account balance.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(3)
J. David Karam	—	75,307	1,478	—	111,986

(1)	The amount shown in this column is included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The Company does not provide above-market or preferential earnings on plan contributions, so this amount is not included in the Summary Compensation Table.

(3)

Of this balance, a contribution by the Company in the amount of $35,200 to Mr. Karam’s account for the 2009 fiscal year is included for 2009 in the “All Other Compensation” column of the Summary Compensation Table on page 37. This amount was inadvertently omitted from the Summary Compensation Table in the proxy statement for the Company’s 2010 annual meeting of stockholders.

Under Wendy’s SERP No. 3, benefits vest after five years of service, or on death, disability, or in certain circumstances in connection with a change in control. Mr. Karam began participating in this plan in 2009, and he has earned two years of vesting credit under the plan. Pursuant to the plan, interest on account balances at the end of each year is determined by the Company and credited at a rate equal to the 30-year Constant Maturity Treasury Rate (or the next longest U.S. government bond rate then available) as of November 30th of the following year. In 2010, interest was credited on account balances at a rate of 4.20%, which was applied to account balances as of December 31, 2009. Vested benefits will be paid after termination in a lump sum or in installments over a period not exceeding 15 years, at the election of the participant. Each change made by a participant in an elected form of distribution will delay payment for five years. Wendy’s SERP No. 3 does not permit distributions prior to a participant’s termination.

EMPLOYMENT AGREEMENTS

During 2008, the Company reviewed and revised its employment agreements with Mr. Smith and other executive officers and entered into a new agreement with Mr. Karam to become President of Wendy’s upon effectiveness of the merger with Wendy’s. The then existing agreements were revised to address certain tax matters relating to Code Sections 409A and 162(m), as well as to create a more uniform contractual framework going forward for the executive officers to assure the continued services of the experienced senior team, as their prior agreements were nearing expiration or were in renewal terms. The agreement with Mr. Karam, a key executive with extensive experience in the Wendy’s system, was entered into to secure his services in anticipation of his making significant contributions to the post-merger integration and operations of the Company. There have been no amendments to these employment agreements since December 2008.

Employment Agreements with Messrs. Smith, Hare and Okeson, and Ms. Barton

Mr. Smith

On December 18, 2008, the term of Mr. Smith’s employment was extended for three years (through December 18, 2011) subject to automatic renewal for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term. Mr. Smith’s base annual salary was increased to $1,150,000 and his target bonus percentage was increased to 150%.

The severance and termination provisions in his agreement are set forth under “Potential Payments upon Termination or Change in Control” below. Mr. Smith’s agreement also contains restrictive covenants, including non-competition and non-solicitation covenants for 18 to 24 months following termination of employment depending on the circumstances of such termination.

Messrs. Hare and Okeson, and Ms. Barton

On December 18, 2008, the term of employment was extended for two years (through December 18, 2010) subject to automatic renewal for additional one-year periods unless either party delivers a notice of non-renewal at least 120 days prior to the expiration of the then current term. (No such notice was provided in 2010.) Mr. Hare’s base annual salary was increased to $600,000 and his target bonus remained at 75% of his base salary. Mr. Okeson’s annual base salary was increased to $500,000 and his target bonus remained at 75% of his base salary. Ms. Barton’s annual base salary remained at $650,000 and her target bonus remained at 75% of her base salary.

The severance and termination provisions in the agreements are set forth under “Potential Payments upon Termination or Change in Control” below. The agreements also contain restrictive covenants, including non-competition and non-solicitation covenants for 12 to 24 months following termination of employment depending on the circumstances of such termination.

Employment Agreement with Mr. Karam

On July 25, 2008, the Company entered into a consulting and employment agreement with Mr. Karam, with his consulting services transitioning to employment contingent upon effectiveness of the Wendy’s merger. On September 29, 2008, the merger became effective and Mr. Karam became the President of Wendy’s. In this capacity, he reports solely to Mr. Smith, the President and CEO of the Company. Mr. Karam’s employment term is for an initial three year period and will then be automatically extended for additional one year periods unless either party provides a notice of non-renewal at least 120 days prior to the expiration of the then-current term. Under the agreement, Mr. Karam’s initial base salary is $900,000, and he is eligible to earn an annual performance-based cash incentive. The agreement provides that Mr. Karam’s target incentive will be equal to 100% of his base salary for the fiscal year if Wendy’s achieves its target performance goals, with a maximum payout of 200% of his base salary if Wendy’s significantly exceeds its target performance goals. With respect to fiscal year 2008, Mr. Karam was entitled to a pro-rata incentive bonus based on the number of days worked by Mr. Karam for Wendy’s during the fiscal year. With respect to fiscal year 2009, Mr. Karam was guaranteed an annual incentive equal to 50% of his base salary, provided he remained employed by Wendy’s through December 31, 2009.

The severance and termination provisions in the agreement are set forth under “Potential Payments upon Termination or Change in Control” below. The agreement also contains restrictive covenants, including non-competition and non-solicitation covenants for 12 to 24 months following termination of employment depending on the circumstances of such termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s named executive officers have provisions in their respective employment agreements that provide for certain severance payments upon a termination by the Company without cause, termination by the executive as a result of a “Triggering Event” or, in the case of Mr. Karam, “Good Reason” (in each case as defined below) and, in the case of Mr. Smith, as a result of a “Special Termination Event” (i.e., a termination by him within a designated period following a change in control). The key terms and provisions of the severance arrangements that are currently in effect are summarized in the following table and are governed by the named executive officer’s employment agreement. As to the amount of payments in parentheses below, the Company estimated the values as if the triggering event took place on December 31, 2010, the last business day of the Company’s 2010 fiscal year.

Description	Mr. Smith	Messrs. Hare and Okeson, and Ms. Barton	Mr. Karam

Termination events triggering severance cash benefits and benefits continuation:	Involuntary termination without Cause, other than for death or disability.	Involuntary termination without Cause, other than for death or disability.	Involuntary termination without Cause, other than for death or disability.

	Termination by Mr. Smith for a “Triggering Event.” Termination by Mr. Smith in connection with a “Special Termination Event.”	Termination by the executive officer for a “Triggering Event.”	Termination by Mr. Karam for “Good Reason.”

Severance cash benefit:

(a) Lump sum payment equal to (i) two times base salary in effect as of the effective date of termination ($2,300,000) plus (ii) two times target annual bonus for the year prior to the year of termination ($3,450,000).

(b) $27,500.

(c) Pro rata annual bonus based on actual performance, payable in lump sum on date bonuses are normally paid.

(d) In the event severance cash benefits are provided pursuant to a Special Termination Event, Mr. Smith will receive a tax gross up for any excise tax imposed by Code Section 4999 on any “excess parachute payments.” If a Special Termination Event had occurred on 12/31/10, Mr. Smith would have received an estimated tax gross-up payment of approximately $2,639,490.

(a) The sum of the base salary in effect as of the effective date of termination plus the actual annual bonus paid, if any, for the year prior to the year of termination, paid in semi-monthly installments for a period of 12 months. Values as of 12/31/10 are as follows: Hare: $1,290,000; Barton: $1,235,000; and Okeson: $1,062,500.

(b) Continuation of the base salary in effect as of the effective date of termination for an additional period of 12 months, paid in semi-annual installments and offset by compensation earned by the executive officer during the same period.

(c) $27,500.

(d) Pro rata annual bonus based on actual performance, payable in lump sum on date bonuses are normally paid.

(a) Lump sum payment equal to (i) two times base salary in effect as of the effective date of termination ($1,800,000) plus (ii) two times target annual bonus in effect as of the effective date of termination ($1,800,000).

(b) In the event severance cash benefits and health benefits continuation for Mr. Karam would trigger an excise tax under Code Section 4999, then in certain circumstances Mr. Karam will be entitled to receive a tax gross-up payment with respect to such payment and benefits. If such a termination had occurred on 12/31/10, Mr. Karam would not have received a tax gross-up because the amount of his benefits would not have been “excess parachute payments” so as to be taxed under Code Section 4999.

Executive must sign release to receive severance benefits:	Yes.	Yes.	Yes.

Description	Mr. Smith	Messrs. Hare and Okeson, and Ms. Barton	Mr. Karam

Health and welfare benefits continuation:	Continued participation in the Company’s health and welfare plans for 18 months at Mr. Smith’s election and at full cost to Mr. Smith.	Continued participation in the Company’s health and welfare plans for 18 months at the executive officer’s election and at full cost to the executive officer.

Wendy’s will pay the cost (estimated to be approximately $21,250) for Mr. Karam and his dependents to continue to participate in any of Wendy’s group health plans or life insurance plans for an 18 month period following termination.

Equity treatment:

All unvested stock options, restricted stock and performance stock units shall vest in full upon a Change in Control, an involuntary termination without Cause, termination by death or disability, or a termination following a Triggering Event or Special Termination Event. The estimated value of accelerated options if such an event occurred on 12/31/10 is $590,135, the estimated value of accelerated restricted stock is $153,998, and the estimated value of accelerated performance stock units is $1,251,285 (represents payout at target level, plus dividends accrued in fiscal 2010).

All unvested stock options and performance stock units shall vest in full upon a Change in Control, an involuntary termination without Cause, termination by death or disability, or a termination by Mr. Karam for Good Reason. The estimated value of accelerated options if such an event occurred on 12/31/10 is $187,770, and the estimated value of accelerated performance stock units is $398,138 (represents payout at target level, plus dividends accrued in fiscal 2010).

	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option.	Options remain exercisable for a period ending on the earlier of the one year anniversary of the termination or the expiration of the applicable option.

Outplacement assistance:	No.	No.	No.

Restrictive covenants:

In the event of the termination of Mr. Smith’s employment without Cause or due to a Triggering Event, the restrictive period for the following covenants shall run for a period of 24 months. In the event of the termination of Mr. Smith’s employment for cause or other than due to a Triggering Event, the restrictive period shall be 18 months.

In the event of the termination of the executive officer’s employment without Cause or due to a Triggering Event, the restrictive period for the following covenants shall run for a period of 24 months. In the event of the termination of the executive officer’s employment for cause or other than due to a Triggering Event, the restrictive period shall be 12 months.

In the event of the termination of Mr. Karam’s employment without Cause or by Mr. Karam for Good Reason, the restrictive period for the following covenants shall run for a period of two years. In the event of the termination of Mr. Karam’s employment for cause or by Mr. Karam other than for Good Reason, the restrictive period shall be one year.

	• Prohibited from soliciting franchisees or suppliers and employees of the Company.	• Prohibited from competing with the Company (see details below).	• Prohibited from soliciting franchisees or suppliers and employees of the Company.

Description	Mr. Smith	Messrs. Hare and Okeson, and Ms. Barton	Mr. Karam

	• Prohibited from competing with the Company (see details below).	• Prohibited from soliciting franchisees or suppliers and employees of the Company.	• Prohibited from competing with the Company (see details below).

	Mr. Smith is also subject to certain confidentiality and non-disparagement covenants.	These executive officers are also subject to certain confidentiality and non-disparagement covenants.	Mr. Karam is also subject to certain confidentiality and non-disparagement covenants.

Non-Renewal Severance:	Non-renewal by the Company constitutes a Triggering Event—see above for severance benefits.

If employment is terminated by the Company by 120 day written notice of expiration, the executive officer shall receive: (i) continuation of the base salary in effect as of the effective date of termination for at least 8 months (payments to be made in semi-monthly installments); and (ii) pro rata annual bonus, payable in a lump sum on the date bonuses are normally paid, based on actual performance, provided the executive officer remains employed during the 120 day notice period.

Expiration of the period of employment after timely notice of non-renewal by the Company does not trigger severance benefits.

The estimated total value of benefits provided to Mr. Smith under his employment agreement in the event his employment was terminated on December 31, 2010 as described in the table above is $11,515,201 (including his actual 2010 annual bonus). The estimated total value for the other named executive officers under their respective employment agreements (other than in the event of non-renewal of the employment agreement) is as follows: $2,205,185 for Mr. Hare, $2,224,159 for Ms. Barton, $1,829,738 for Mr. Okeson (including their actual 2010 annual bonuses), and $4,207,158 for Mr. Karam. For Messrs. Hare and Okeson, and Ms. Barton, these amounts do not include the value of accelerated vesting of restricted stock and performance stock units that would occur under the terms of their separate restricted stock award agreements and performance unit award agreements in the event of termination of employment without cause or on account of death or permanent disability, or upon the occurrence of a change in control. Those values for accelerated restricted stock are $18,480, $15,398 and $7,697, respectively, as indicated in the Outstanding Equity Awards at 2010 Fiscal Year-End table, above. Those values for accelerated performance stock units are $61,615, $37,917 and $37,917, respectively, representing payout levels based on achieving target performance as indicated in the 2010 Grants of Plan-Based Awards table, above, prorated based on the time elapsed from the date of grant to December 31, 2010, plus dividends accrued thereon as of the end of fiscal 2010. For Messrs. Hare and Okeson, and Ms. Barton, these amounts also do not include the additional value of accelerated vesting of stock options that would occur under the terms of their separate stock option agreements in the event of termination of employment on account of death, or upon the occurrence of a change in control. Those additional values are $174,358, $107,297 and $107,297, respectively, representing the difference between the closing price per share of the Company’s Common Stock on December 31, 2010 and the exercise price of their stock options, as indicated in the Outstanding Equity Awards at 2010 Fiscal Year-End table, above. For Mr. Karam, this amount does not include the balance of his account under Wendy’s SERP No. 3, which would be payable in the event of termination of his employment on account of death or permanent disability, or in certain circumstances in connection with a change in control. That balance as of the end of the Company’s 2010 fiscal year was $111,986, as indicated in the Non-Qualified Deferred Compensation table above.

In calculating the values for the table above, the following assumptions were made: (1) price of the Company’s Common Stock was $4.62, the closing price per share on December 31, 2010; (2) there was no compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings; (3) immediate exercise of all options that vested as of a December 31, 2010 termination date; and (4) no six month delay in payment to any “specified employee” that would otherwise be required under Code Section 409A.

The employment agreements for Mr. Smith and the other named executive officers generally define “Cause” as: (i) commission of any act of fraud or gross negligence by the executive in the course of his or her employment that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Company or any of its affiliates; (ii) willful material misrepresentation by him or her to the President and Chief Executive Officer of the Company (not applicable to Mr. Smith) or the Board; (iii) voluntary termination by him or her of his or her employment (other than on account of a Triggering Event or Good Reason) or the willful failure or refusal to comply with any material obligation(s) owed to the Company or to comply with a reasonable and lawful instruction of the Chief Executive Officer of the Company (not applicable to Mr. Smith) or the Board; (iv) engagement by him or her in any conduct or the commission by him or her of any act that is, in the reasonable opinion of the Board, materially injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) his or her indictment for any felony, whether of the United States or any state thereof or any similar foreign law to which he or she may be subject; (vi) any failure substantially to comply with any written rules, regulations, policies or procedures of the Company furnished to him or her that, if not complied with, could reasonably be expected to have a material adverse effect on the business of the Company or any of its affiliates; (vii) any willful failure to comply with the Company’s policies regarding insider trading; (viii) his or her death; or (ix) his or her inability to perform all or a substantial part of his or her duties or responsibilities on account of illness (either physical or mental) for more than 90 consecutive calendar days or for an aggregate of 150 calendar days during any consecutive nine month period.

The employment agreement for Mr. Smith generally defines “Triggering Event” as (i) a material reduction in his responsibilities as President and Chief Executive Officer of the Company; (ii) a requirement that he reports to any person other than the Board; (iii) a reduction in his then current base salary or target bonus percentage; (iv) relocation to a work situs not in the Atlanta, Georgia greater metropolitan area without his consent, (v) a Company-initiated non-renewal of his employment at the end of the Employment Term or (vi) the occurrence of a “Special Termination Event”; provided that he must provide written notice no later than 30 days following his learning of the existence of a Triggering Event (other than under subclauses (v) or (vi) and provide the Company 30 days to cure the Triggering Event. Additionally, Mr. Smith must terminate his employment within six months of the initial occurrence of the circumstances constituting a Triggering Event for such termination to be a Triggering Event.

Mr. Smith’s employment agreement generally defines “Special Termination Event” as Mr. Smith’s decision to terminate his employment in the event that there is a change in control prior to the expiration of the employment term where he has provided between 90 and 120 days written notice (no more and no less) of his intention to terminate his employment in the 30-day period commencing 270 days following the change in control. For purposes of Mr. Smith’s employment agreement, “change in control” includes the acquisition by any person of 50% or more of the combined voting power of the Company, a majority of the Board of Directors not being nominated by the Board of Directors or a majority of the Board of Directors not consisting of Messrs. Peltz, May or individuals nominated or recommended by them. (The definition of change in control excludes certain transactions in which Messrs. Peltz, May or their affiliates continue to control or influence the management or policies of the Company or any merger or sale of the Company to entities controlled by Messrs. Peltz, May or their affiliates).

The employment agreements for the other named executive officers generally define “Triggering Event” (or in the case of Mr. Karam, “Good Reason”) as (i) a material reduction in his or her responsibilities to the Company; (ii) a requirement that he or she report to any person other than the Chief Executive Officer of the Company or the Board; (iii) a reduction in his or her then current base salary or target bonus percentage; or (iv) relocation to a work situs not in his or her current metropolitan area of residence without his or her consent;

provided that he or she must provide written notice no later than 30 days following his or her learning of the existence of a Triggering Event and provide the Company 30 days to cure the Triggering Event. Additionally, he or she must terminate his or her employment within six months of the initial occurrence of the circumstances constituting a Triggering Event for such termination to be a Triggering Event.

The employment agreements for the named executive officers generally restrict the executive officer from competing against the Company in the following manner: such officer, in any state or territory of the United States (and the District of Columbia) or any country where the Company maintains restaurants, will not engage or be engaged in any capacity, “directly or indirectly” (as defined below), except as a passive investor owning less than a 2% interest in a publicly held company, in any business or entity that is competitive with the business of the Company or its affiliates. This restriction includes, without limitation, (i) any business engaged in drive through or counter food service restaurant business typically referred to as “Quick Service” restaurants (such as Burger King, McDonald’s, Jack in the Box, etc.), for which revenues from the sale of hamburgers, sandwiches (including wraps) and salads represents at least 50% of total revenues from the sales of food items (excluding beverages) and also includes any business engaged in real estate development for such Quick Service businesses, and (ii) Yum! Brands, Inc. or its brands and each of its subsidiaries. He or she shall not, however, be prohibited from (a) accepting employment, operating or otherwise becoming associated with a franchisee of the Company or any of its affiliates, subject to any confidentiality obligation that he or she may have, or (b) accepting employment, operating or otherwise becoming associated with a “Quick-Service” restaurant business of a brand that has less than 100 outlets system-wide (including both franchised outlets and franchisor-operated outlets).

Compensation of Directors

The Company believes that compensation for non-management directors should be competitive and should encourage ownership of the Company’s stock. The Company’s current compensation program for non-management directors, which provides for a combination of cash payments and restricted stock grants, is described below.

Annual Retainers:

• Board retainer for each non-management director:	$67,500
• Audit Committee Chairman’s retainer:	$20,000
• Audit Committee member’s retainer:	$10,000
• Compensation Committee Chairman’s retainer:	$15,000
• Compensation Committee member’s retainer:	$7,500

Meeting Fees:

• No meeting fees are paid to members of the Audit Committee and the Compensation Committee. Members attending each meeting of other Committees receive the following fee for each meeting:	$2,000

Stock Awards:

• Grant upon initial election or appointment to the Board:	Discretionary, currently set at
$75,000*
• Annual grant upon re-election to the Board:	Discretionary, currently set at
$75,000*

*	Equity awards payable in restricted stock vesting 50% after one year from grant and 50% after two years from grant, conditioned on continued Board service.

Non-management directors may elect to receive all or any portion of their annual retainer and meeting fees in shares of Common Stock in lieu of cash. In addition, the Company maintains a deferred compensation plan under which non-management directors are allowed to defer a percentage or sum of their annual retainer and meeting fees and/or restricted stock grants into restricted stock units, which are based on the value of the Common Stock and, for deferral of restricted stock grants, subject to the same vesting schedule as the restricted stock. Dividend equivalents accrue on deferred amounts. The amounts are payable in Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or death, as elected by the director.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to the Company’s non-management directors for their services as directors during fiscal 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Nelson Peltz	71,500	75,000	444,661	(4)	591,161
Peter W. May	69,500	75,000	542		145,042
Clive Chajet	79,000	75,000	542		154,542
Edward P. Garden	67,500	75,000	542		143,042
Janet Hill	75,000	75,000	542		150,542
Joseph A. Levato	107,000	75,808	—		182,808
J. Randolph Lewis	91,500	75,000	542		167,042
Peter H. Rothschild	44,750	75,000	—		119,750
David E. Schwab II	126,500	75,808	—		202,308
Raymond S. Troubh	105,500	75,000	542		181,042
Jack G. Wasserman	107,000	75,000	542		182,542

(1)

Consists of non-management director annual retainer and meeting fees and, if applicable, the annual retainers for the Audit Committee Chairman, the Audit Committee members, the Compensation Committee Chairman and the Compensation Committee members. For fiscal 2010, Messrs. Peltz, May and Garden elected to receive payment of all their annual retainers and meeting fees in shares of Common Stock in lieu of cash.

(2)

Represents the grant date fair value of awards of restricted stock of the Company made to each non-management director upon such director’s re-election as a director at the Company’s 2010 annual meeting of stockholders (annual grants under the Company’s non-management director compensation program), computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The following table shows for each non-management director the aggregate number of shares of restricted stock or restricted stock units (which reflect deferral of restricted stock grants) and stock options held as of January 2, 2011:

Name	Restricted Stock or Units Held as of January 2, 2011		Stock Options Held as of January 2, 2011
Nelson Peltz	25,654		12,000
Peter W. May	25,654		12,000
Clive Chajet	25,654		96,000
Edward P. Garden	25,654		12,000
Janet Hill	25,654		89,854
Joseph A. Levato	35,029	*	96,000
J. Randolph Lewis	25,654		89,854
Peter H. Rothschild	16,892		44,854
David E. Schwab II	35,029	*	96,000
Raymond S. Troubh	25,654		96,000
Jack G. Wasserman	25,654		105,000

*	Consists of restricted stock units, each of which represents a contingent right to receive one share of Common Stock.

(3)

Consists of $526 for dividends (and $16 for interest thereon) with respect to the restricted stock awards referred to in note (2) above. Dividends with respect to respect to the awards deferred by Messrs. Levato and Schwab into restricted stock units were converted into additional restricted stock units for each of them, the value of which is included in their stock awards.

(4)

In connection with his service as Non-Executive Chairman of the Company, and as a result of its review of certain security issues, the Company provided certain security services, personnel and residential security equipment to Mr. Peltz and members of his immediate family. The aggregate amount of such security related costs included in the table for 2010 under the caption “All Other Compensation” is $444,119.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR

EXECUTIVE OFFICERS AND DIRECTORS

On March 1, 2011, the Company’s Board of Directors, acting pursuant to a recommendation from the Compensation Committee, adopted Stock Ownership and Retention Guidelines for executive officers and non-management directors. The Stock Ownership and Retention Guidelines were adopted by the Board to align the interests of executive officers and non-management directors with the interests of stockholders and further promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

Stock Ownership and Retention Guidelines for Executive Officers

Each executive officer of the Company must own an amount of the Company’s Common Stock equal to a multiple of his or her annual base salary. The CEO must own an amount equal to at least three times his base salary, and each of the other executive officers must own an amount at least equal to his or her base salary.

Until the executive officer satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options and 75% of the net shares received upon vesting of restricted stock or performance shares. Once the ownership requirement is met, the executive officer must continue to hold that number of shares until leaving his or her position with the Company.

In addition, after the ownership requirement is satisfied, the executive must hold at least 75% of the net shares he or she receives from the exercise of stock options or the vesting of restricted stock or performance shares for at least one year from the date of receipt.

Stock Ownership and Retention Guidelines for Non-Management Directors

Each non-management member of the Board of Directors of the Company must own at least three times his or her annual cash retainer for Board service.

Until the director satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options and 75% of the net shares received upon vesting of restricted stock. Once the ownership requirement is met, the director must continue to hold that number of shares until leaving the Board.

In addition, after the ownership requirement is satisfied, the director must hold at least 75% of the net shares he or she receives from the exercise of stock options or the vesting of restricted stock for at least one year from the date of receipt.

General Provisions

Because executive officers and directors must retain at least 75% of net shares received from any exercise of stock options, payout of performance shares or vesting of time-based restricted stock until they achieve the specified guidelines, there is no set time period for satisfaction of the applicable ownership requirements. There is an exception to the holding requirements for financial hardship and other unusual situations, subject to approval by the CEO and the Compensation Committee.

For stock options, “net” shares means the number of shares delivered upon exercise of the option, net of shares used to pay the exercise price and applicable taxes. For performance shares and restricted stock, “net” shares means the number of shares held upon vesting, net of shares used to pay applicable taxes.

In addition to shares held outright, shares held directly or indirectly in trust, shares held by immediate family members residing in the same household, shares held in qualified plans (e.g., in a 401(k) plan), vested shares held in non-qualified plans, and unvested restricted stock subject to time vesting are all counted toward satisfaction of the ownership requirement.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s equity compensation plans as of January 2, 2011. Since the approval of the 2010 Omnibus Award Plan by the Company’s stockholders at the 2010 Annual Meeting, as described above under the caption “Compensation Discussion and Analysis – 2010 Omnibus Award Plan,” the 2010 Omnibus Award Plan has replaced all the prior plans referred to in the following table and described in the paragraphs below.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	129,334 Package Options(2)	$24.64	66,132,757(3)
	14,556,625 Common Options	$6.35
	2,190,971 Performance Units(4)	—
Equity compensation plans not approved by security holders(5)	4,000 Package Options(2)	$22.86	—
	13,117,771 Common Options(6)	$6.49

Total	133,334 Package Options(2)	$24.59	66,132,757(3)
	27,674,396 Common Options	$6.42
	2,190,971 Performance Units(4)	—

(1)	The 1998 and 2002 Equity Participation Plans, and the 2010 Omnibus Award Plan.

(2)	Each Package Option is exercisable for three shares of Common Stock.

(3)

Consists of shares available for future issuance under the 2010 Omnibus Award Plan. Includes shares available for future issuance upon the vesting and exercise of stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards and any combinations of such awards that may be granted under the 2010 Omnibus Award Plan, and shares available for future issuance under the 2010 Omnibus Award Plan to directors as fees in lieu of cash.

(4)

Each Performance Unit represents the right to receive one share of Common Stock based on the achievement of applicable performance targets over a three-year period, either relative TSR performance or three-year cumulative adjusted EBITDA. The weighted-average exercise price in column (b) does not take these awards into account. The number of shares shown as being issuable represents payouts at the target levels of these awards, but, as indicated in Note 15 (Share-Based Compensation) to the Company’s consolidated financial statements set forth in the 2010 Form 10-K, the Company has determined that achievement of the operational goals for the adjusted EBITDA performance stock units (approximately 50% of these awards) is not probable.

(5)	The 1997 Equity Participation Plan and Wendy’s legacy equity plans.

(6)

In addition to options granted pursuant to our equity participation plans, in connection with the acquisition of RTM Restaurant Group, Inc. (“RTM”) in July 2005 the Company issued 774,066 options to acquire shares of Class B Common Stock to employees of RTM (who became employees of Arby’s) to replace then existing options that they held to purchase shares of RTM (the “Replacement Options”). In connection with the Wendy’s merger, these Replacement Options were adjusted so as to become exercisable for shares of Common Stock instead of Class B Common Stock. These Replacement Options have a weighted average exercise price of $8.34.

Amended and Restated 1997 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 1997 Equity Participation Plan was approved by the Executive Committee of the Board of Directors on December 11, 1997 and was amended and restated in May 2005. The 1997 Plan provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of the Company, its subsidiaries and affiliates who were important to the success and growth of the Company, its subsidiaries and affiliates, but who were not “directors,” “executive officers” or “officers” of the Company. A maximum of 500,000 shares of Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of a stock dividend in August 2003 (the “Stock Dividend”), all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e., Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of March 31, 2011, Package Options to acquire a total of 12,000 shares of Common Stock were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

Amended and Restated 1998 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 1998 Equity Participation Plan was approved by the Board of Directors on March 10, 1998, was approved by the Company’s stockholders on May 6, 1998 and was amended and restated in May 2005. The 1998 Plan replaced a 1993 Equity Participation Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provided for the granting of stock options, stock appreciation rights (“SARs”), and restricted stock to officers and key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 1998 Plan provided for automatic awards of options to non-employee directors of the Company and permitted non-employee directors to elect to receive shares of Common Stock in lieu of all or a portion of the annual retainer fees and/or Board of Directors or committee meeting attendance fees (“Fees”) that would otherwise be payable to them in cash. A maximum of 5,000,000 aggregate shares of Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director’s election to receive Fees in shares of Common Stock pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e., Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of March 31, 2011, Package Options to acquire a total of 340,002 shares of Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

Amended and Restated 2002 Equity Participation Plan

The Wendy’s/Arby’s Group, Inc. 2002 Equity Participation Plan was approved by the Board of Directors on April 25, 2002, was approved by the stockholders on June 4, 2002, was amended and restated on May 19, 2005 and an amendment was approved by the stockholders on June 7, 2006. A second amendment was approved by the stockholders on June 5, 2007. A third amendment was approved by the stockholders on September 15, 2008. The 2002 Plan provided for the granting of stock options, SARs, restricted stock and restricted share units to officers, key employees of, and consultants to, Wendy’s/Arby’s Group and its subsidiaries and affiliates. The 2002 Plan also permitted non-employee directors to elect to receive all or a portion of their Fees in shares of Common Stock. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Common Stock and two shares of Class B Common Stock (i.e., Package Options). In connection with the Wendy’s merger, these Package Options were further adjusted so as to become exercisable for three shares of Common Stock. As of March 31, 2011, (i) Package Options to acquire a total of 48,000 shares of Common Stock, (ii) options to acquire 7,076,696 shares of Common Stock, and (iii) 558,917 restricted shares of Common Stock were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee.

Wendy’s Legacy Equity Plans

Four equity compensation plans of Wendy’s were acquired by the Company in connection with the completion of the merger with Wendy’s, which occurred on September 29, 2008. Those plans were the Wendy’s 2007 Stock Incentive Plan (the “Wendy’s 2007 Plan”), the Wendy’s 2003 Stock Incentive Plan (the “Wendy’s 2003 Plan”), the Wendy’s 1990 Stock Option Plan (the “Wendy’s 1990 Plan”) and the Wendy’s WeShare Stock Option Plan (the “Wendy’s WeShare Plan”), each as amended as of the merger date (collectively the “Wendy’s Legacy Equity Plans”). Each of the Wendy’s Legacy Equity Plans, other than the Wendy’s WeShare Plan, had been approved by shareholders of Wendy’s prior to the merger.

The following table sets forth the number of options to acquire shares of Common Stock and restricted shares of Common Stock outstanding under each Wendy’s Legacy Equity Plan as of March 31, 2011.

Plan	Options Outstanding	Restricted Shares Outstanding
Wendy’s 2007 Plan	11,366,440	293,004
Wendy’s 2003 Plan	353,811	None
Wendy’s 1990 Plan	434,754	Not applicable
Wendy’s WeShare Plan	587,952	Not applicable

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee assists the Company’s Board of Directors in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of five independent members (as independence is defined by the rules of the New York Stock Exchange). The Company’s management is responsible for the financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 2, 2011 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 2, 2011 and Deloitte & Touche LLP is to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 2, 2011, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the financial statements referred to above or to the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.

The Audit Committee:

Joseph A. Levato (Chairman)

David E. Schwab II

Raymond S. Troubh

Jack G. Wasserman

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

In accordance with the terms of its charter, the Audit Committee has the responsibility for the review and approval or ratification of all related party and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s Common Stock or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if such related party or conflict of interest transaction involves more than $10,000, in each case using appropriate specialists and counsel as necessary. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To the extent required by the terms of the Audit Committee charter, the legal department then presents information relating to such transaction for the review and approval of the Audit Committee. In the course of its review and approval or ratification of a proposed related person transaction, the Audit Committee may consider: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including, without limitation, the amount involved and type of transaction; (iii) the importance of the transaction to the related person; (iv) the importance of the transaction to the Company; (v) whether the transaction would impair the judgment of a director, executive officer or non-executive officer, as applicable, to act in the best interests of the Company; (vi) if applicable, whether such transaction would compromise a director’s status as an “independent director” under the Independence Guidelines or the New York Stock Exchange Listing Standards; and (vii) any other matters that the Audit Committee deems appropriate. To the extent that a proposed related person transaction involves any member of the Audit Committee (or an immediate family member), such director would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Certain Related Person Transactions

The Company is party to several agreements with Trian Partners, an investment management company for various funds and accounts, whose principals are Nelson Peltz, Peter W. May and Edward P. Garden. These agreements, which were entered into in connection with the restructuring of the Company into a “pure play” restaurant company, or in furtherance of such restructuring, are described in the paragraphs set forth below.

•

In July 2007 and July 2008, the Company entered into agreements under which Trian Partners is subleasing (the “Subleases”) office space on the 41st and 24th floors of the Company’s former New York headquarters. Under the terms of the Subleases, as amended in the second quarter of 2010, Trian Partners is paying the Company $102,629 and $35,851, respectively, per month, which covers substantially all of the Company’s rent obligations under the prime lease for such space. The Sublease for the 41st floor is not cancelable prior to the expiration of the prime lease. Either Trian Partners or the Company may terminate the Sublease of office space on the 24th floor upon 60 days’ notice. The Company recognized $1,632,000 of income from Trian Partners under the Subleases for 2010.

•

Prior to the restructuring, senior members of Trian Partners served as corporate officers of the Company responsible for providing, among other things, acquisition, corporate finance and related legal services to the Company. Effective July 1, 2009, the Company and Trian Partners entered into a new services agreement, which replaced a transition services agreement that expired on June 30, 2009. Pursuant to the new services agreement, which will terminate on June 30, 2011, Trian Partners assists the Company with strategic merger and acquisition consultation, corporate finance and investment banking services and related legal matters. In consideration of the provision of these services, the Company paid Trian Partners a service fee of $250,000 per quarter. Pursuant to this agreement, the Company paid Trian Partners $1,000,000 in service fees in 2010, consisting of the quarterly fees described above.

•

In June 2009, the Company and Trian Partners entered into a liquidation services agreement, which will terminate on June 30, 2011, and which provides for Trian Partners to assist the Company in the sale, liquidation or other disposition of certain investments that are not related to the Company’s core restaurant business (“Legacy Assets”). Pursuant to the agreement, the Company paid Trian Partners a one-time fee of $900,000 for these services in two installments: (i) $450,000 on signing the agreement and (ii) $450,000 on June 30, 2010.

•

In June 2009, the Company and TASCO, LLC, an affiliate of Trian Partners, entered into an aircraft lease agreement, which provided that the Company would lease a corporate aircraft to TASCO, LLC from July 1, 2009 until June 30, 2010. In June 2010, the term of the lease agreement was renewed for an additional one-year period, expiring June 30, 2011. The lease agreement provides that TASCO, LLC will pay $10,000 per month for such aircraft plus, while the aircraft is being operated on behalf of TASCO, LLC, all costs of fuel, inspection, servicing and storage, as well as operational and flight crew costs relating to the operation of the aircraft, and all transit maintenance costs and other maintenance costs required as a result of TASCO, LLC’s usage of the aircraft. The Company continues to be responsible for calendar-based maintenance and any extraordinary and unscheduled repairs and/or maintenance for the aircraft, as well as insurance and other costs. The lease agreement may be terminated by the Company without penalty in the event the Company sells the aircraft to a third party, subject to a right of first refusal in favor of Trian Partners with respect to such a sale. The Company received $120,000 from Trian Partners under the lease agreement for 2010.

All of the foregoing agreements were negotiated and approved by the Audit Committee of the Company’s Board of Directors, which was advised in the process by independent outside counsel.

During 2010, the Company made charitable contributions in the amount of $500,000 to The Arby’s Foundation, Inc., a not-for-profit charitable foundation in which the Company has non-controlling representation on the board of directors. Members of the board of directors of the Arby’s Foundation, Inc. during 2010 included Sharron L. Barton, the Chief Administrative Officer of the Company. In 2008, the Company pledged $1,000,000 to be donated to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation that was created by Wendy’s founder, R. David Thomas, in which the Company also has non-controlling representation on the board of directors. The pledge is expected to be funded in equal annual installments over a five-year period. During 2010, the Company contributed $200,000 to the Dave Thomas Foundation for Adoption pursuant to this pledge. Members of the board of directors of the Dave Thomas Foundation for Adoption include Roland Smith, the President and Chief Executive Officer of the Company, J. David Karam, the President of Wendy’s, and John D. Barker, the Senior Vice President and Chief Communications Officer of the Company.

On September 29, 2008, J. David Karam, a minority shareholder, director and former president of Cedar Enterprises, Inc. (which directly or through affiliates is a Wendy’s franchisee and operator of 146 Wendy’s® restaurants), was appointed President of Wendy’s and became an executive officer of the Company. In connection with Mr. Karam’s employment, Mr. Karam resigned as a director and president of Cedar Enterprises, Inc. but retained his minority ownership. In 2010, the Company recorded $7,315,000 in royalties from Cedar Enterprises and its affiliates as a franchisee of Wendy’s. Additionally, Cedar Enterprises, Inc. paid $5,471,000 in advertising fees to an advertising fund in which Wendy’s participates. Cedar Enterprises, Inc. and its affiliates also received $125,000 in remodeling incentives in 2010 from Wendy’s pursuant to a program generally available to Wendy’s franchisees, and $774,000 related to funding in 2010 from Wendy’s for participation in product development testing.

PROPOSAL 2.

MAJORITY VOTING IN DIRECTOR ELECTIONS

(Item 2 on the Company’s Proxy Card)

The Company’s stockholders are being asked to approve an amendment to the Certificate of Incorporation to delete the provisions requiring that directors be elected by plurality vote. Approval of this amendment will allow majority voting in director elections, as explained below.

Background

In 2010, the Company received communications from stockholders encouraging the Board of Directors to consider adopting a majority vote standard in uncontested elections of directors. The Nominating and Corporate Governance Committee and the Board of Directors reviewed those communications and considered recent trends among U.S. public companies toward adopting such a standard. Several public companies have sought to foster greater director accountability to stockholders by adopting majority voting by-laws that provide stockholders a means to affect the outcome of an uncontested election, so that stockholders need not incur the expenses associated with proposing their own nominees in order to register dissent as to incumbent directors. Majority voting by-laws provide a means to register dissent by authorizing stockholders to vote “against” director nominees in uncontested elections, and provide that, in such elections, a nominee will not be elected or re-elected if the votes “against” his or her election exceed the votes “for” his or her election.

It was the sense of the Nominating and Corporate Governance Committee and the Board that adopting such a standard would be in the best interests of the Company and its stockholders. However, the Board cannot adopt a majority voting by-law unless the Certificate of Incorporation is amended to delete the current provision requiring plurality voting in all director elections. In January 2011, the Nominating and Corporate Governance Committee and the Board of Directors unanimously approved resolutions recommending a transition to majority voting, as described below.

Summary

If the Certificate of Incorporation is amended as proposed to delete the plurality voting requirement for director elections, then, the Board of Directors will amend the By-Laws to provide that, in an uncontested director election (i.e., an election where stockholders are not offering competing candidates and the number of nominees does not exceed the number of directors to be elected), a nominee for director would be elected or re-elected as a director only if the votes “for” his or her election exceed the votes “against” his or her election. Because Delaware law specifies that an incumbent director who is not re-elected will nevertheless remain on the Board of Directors until a successor is elected or until he or she is removed from the Board, the Company’s Corporate Governance Guidelines would require that, if an incumbent director is not re-elected by the required vote, then he or she must resign from the Board of Directors unless the Board decides to reject the resignation and retain the director on the Board.

Under the amended By-Laws, in a contested director election (i.e., an election where stockholders are offering competing candidates and the number of nominees does exceed the number of directors to be elected), nominees for director would continue to be elected to the Board by a plurality of the votes cast.

Mechanics of the Majority Voting Provisions. The transition from plurality voting to majority voting would be effected by the following actions:

1.	The Certificate of Incorporation would be amended, as proposed, to delete the provision requiring that directors be elected by plurality vote;

2.	Upon effectiveness of the proposed amendment to the Certificate of Incorporation, the By-Laws would be amended by the Board of Directors to:

(a)	empower stockholders to vote against nominees in an uncontested election;

(b)	provide that, in an uncontested election, a nominee will be elected only if the votes cast for his or her election exceed the votes cast against his or her election; and

(c)	provide that, in a contested election, nominees will be elected by a plurality vote;

3.

Also upon effectiveness of the proposed amendment to the Certificate of Incorporation, the Corporate Governance Guidelines would be amended by the Board of Directors to require the Board to nominate for re-election, and appoint to fill vacancies and newly-created directorships on the Board, only persons who have tendered irrevocable resignations conditioned on (a) the failure to receive a majority of the votes cast at any future stockholder meeting at which they face an uncontested election and (b) the Board’s acceptance of their resignation following such a meeting; and

4.

Each incumbent director currently in office would be asked to sign the same type of resignation that would be required of director nominees and directors appointed to the Board under the Corporate Governance Guidelines described above.

The Board of Directors has approved and declared the proposed amendment to the Certificate of Incorporation advisable and has recommended that it be approved by the Company’s stockholders. The Board has also approved and adopted the amendments to the By-Laws and the Corporate Governance Guidelines described above, subject to the effectiveness of the proposed amendment to the Certificate of Incorporation. The actual provisions of such amendments to the By-Laws will be set forth in a Form 8-K filed with the Securities and Exchange Commission shortly after the revised By-Laws become effective. Stockholders are not being asked to approve the amendments to the By-Laws.

Text of the Proposed Amendment

The Certificate of Incorporation is proposed to be amended to eliminate the reference to plurality voting for the election of directors in Article V, Section 9, as set forth below, with deletions indicated by strikeout and additions indicated by underline:

SECTION 9. Except as otherwise provided by law, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that, subject to the provisions of any class or series of Preferred Stock, the vote required for the election of directors shall be set forth in, and governed by, the By-laws ~~the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors~~.

If this Proposal is approved by the stockholders, the Company will file a Certificate of Amendment with the Delaware Secretary of State promptly after the Annual Meeting to effect the proposed amendment.

Required Vote

The affirmative vote of a majority of the total voting power of the outstanding shares is required for approval of this Proposal. An abstention on this Proposal is not an affirmative vote and therefore will have the same effect as a vote “against” this Proposal. Broker non-votes will also have the same effect as a vote “against” this Proposal. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.

THE BOARD OF DIRECTORS HAS DECLARED THIS AMENDMENT ADVISABLE AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL

PROPOSAL 3.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Company’s Proxy Card)

The Audit Committee has voted to appoint Deloitte & Touche LLP as the independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for its 2011 fiscal year. The Company’s stockholders are asked to ratify that appointment at the Annual Meeting. In keeping with good corporate governance, the Audit Committee will periodically assess the suitability of its incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte & Touche LLP is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The following is a description of the fees billed to the Company and paid to Deloitte & Touche LLP during the fiscal years ended January 2, 2011 and January 3, 2010:

Audit Fees: Audit fees paid by the Company to Deloitte & Touche LLP in connection with Deloitte & Touche LLP’s review and audit of the Company’s annual financial statements, Deloitte & Touche LLP’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements totaled approximately $3,145,000 for fiscal 2010 and $3,035,000 for fiscal 2009.

Audit-Related Fees: The aggregate fees paid by the Company to Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the “Audit Fees” above were $135,300 for fiscal 2010 (principally for work related to the Company’s employee benefit plans) and $610,400 for fiscal 2009 (principally for work related to the offering and registration of senior notes issued by a subsidiary of the Company).

Tax Fees: The aggregate fees paid by the Company to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were $332,793 for fiscal 2010 and $67,000 for fiscal 2009 (principally for income tax services and research, advice and consultation regarding tax-related matters in both fiscal years).

All Other Fees: Fees paid by the Company to Deloitte & Touche LLP for all other products and services provided to the Company and not reported under the three prior headings were $0 for both fiscal 2010 and fiscal 2009.

As noted in the Audit Committee Report (see page 54, the Audit Committee has considered whether the provision of services by Deloitte & Touche LLP that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a pre-approval policy that provides that the Company’s independent registered public accounting firm may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company’s independent registered public accounting firm expressly relies on the audit report of such separate firm in its own report on the Company’s financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on an annual basis. Any engagement of the independent registered public accounting firm to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent registered public accounting firm for such service.

Services proposed to be provided by the independent registered public accounting firm that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate. The total payments that may be made with respect to covered services that constitute “Tax Fees” and “All Other Fees” (as shown above) that have been pre-approved by class may not exceed $200,000 per year. Once such amount has been expended in any year, any additional services (including any additional payments for services in a pre-approved class of “Tax” or “Other” services) that constitute “Tax” or “Other” services must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee (or its delegate(s)).

The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services (subject to the limitation on “Tax” and “Other” services noted above), provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 and that the aggregate estimated fees of all covered services approved by the delegate(s) during any fiscal year may not exceed $1,000,000. Any pre-approval granted by a delegate(s) is to be reported to the full Audit Committee no later than its next scheduled meeting.

None of the non-audit services provided by Deloitte & Touche LLP in 2010 were approved under the Securities and Exchange Commission’s de minimis exception to audit committee approval.

Required Vote

The affirmative vote of a majority of the voting power that is present in person or represented by proxy and entitled to vote at the Annual Meeting or any adjournment or postponement thereof is required to approve this Proposal. Abstentions are not affirmative votes and therefore will have the same effect as votes “against” this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described above under the caption “Compensation Discussion and Analysis – Objectives of Compensation Philosophy,” the Company’s overall compensation program is designed to support the Company’s business objectives by linking executive compensation to the attainment of annual operating goals as well as the creation of long term stockholder value. The objective is to provide the Company’s executive officers with a total compensation package that—at expected levels of performance and consistent with an executive’s area of responsibility—is competitive with compensation opportunities available to executives of similar experience and standing in the competitive market.

We encourage stockholders to read the Compensation Discussion and Analysis, which describes in detail how the Company’s executive compensation program is designed to achieve these objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. In particular, we encourage stockholders to consider the following significant decisions and actions by the Compensation Committee during 2010, as described in the Compensation Discussion and Analysis:

•	Maintained Base Salaries of Named Executive Officers at December2008 Levels,

•	Redesigned Incentive Plan Metrics,

•	Increased the Performance-Based Portion of Long-Term Incentives,

•	Added “Clawbacks” to Equity Awards,

•	Developed Stock Ownership and Retention Guidelines, and

•	Approved Employment Agreement for New President of Arby’s.

After considering the foregoing information, we propose that the Company’s stockholders approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.”

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee; however, to the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

Required Vote

The affirmative vote of a majority of the voting power that is present in person or represented by proxy and entitled to vote at the Annual Meeting or any adjournment or postponement thereof is required to approve this Proposal. Abstentions are not affirmative votes and therefore will have the same effect as votes “against” this Proposal. Broker non-votes will not be included in the tabulation of voting results on this Proposal and will not have the effect of votes either “for” or “against” this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THIS PROPOSAL

PROPOSAL 5.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

(Item 5 on the Company’s Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, to express their preference as to the frequency of future advisory votes on the compensation of the Company’s named executive officers. By voting with respect to this Proposal 5, stockholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation (also known as “say on pay” votes) every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this Proposal.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is appropriate, and the Board recommends that stockholders vote to hold an advisory vote every year on the compensation of the Company’s named executive officers, as this will allow our stockholders to provide timely, direct input on the Company’s executive compensation programs and practices, as disclosed in the Company’s proxy statement each year.

The vote on this proposal is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee; however, the Compensation Committee and the Board of Directors will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Required Vote

This proposal will be determined by the affirmative vote of a plurality of the total votes cast by the holders of shares of common stock. This means that the option (every one, two or three years) receiving the highest number of votes cast by stockholders will be considered the frequency that has been selected by the stockholders. Abstentions and broker non-votes will not be included in the tabulation of voting results on this Proposal and will not affect the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ANNUAL ADVISORY VOTES ON EXECUTIVE COMPENSATION

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

No other matters currently are intended to be brought before the Annual Meeting by the Company, or to the Company’s knowledge, any other person. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on other matters that may properly come before the meeting. If any other matter should properly come before the meeting in accordance with the Certificate of Incorporation and the By-Laws, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of Internet posting at www.wendysarbys.com and the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Innisfree M&A Incorporated, which firm will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendysarbys.com or you may write to Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, Georgia 30338, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

Stockholder Proposals for the 2012 Annual Meeting

The Company’s Certificate of Incorporation and By-Laws provide that except as otherwise provided by law, only business properly brought before an annual or special meeting of stockholders shall be conducted at such meeting. To be properly brought before the meeting, such business must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the Corporate Secretary of the Company.

The Certificate of Incorporation specifies the requirements applicable to such notice. Those requirements, which are set forth in Sections 5-6 of Article V of the Certificate of Incorporation, are summarized as follows:

•

the window within which the stockholder must give notice of proposals of business and director nominations for the Company’s annual stockholders meeting is the period not earlier than 120 days and not later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders;

•

in addition to disclosing the stockholder’s name, record address and beneficial ownership of the Company’s securities, the notice must also disclose the name, record address and beneficial ownership of any such stockholder’s “associated persons” (which includes any other beneficial owner of the shares of the Company’s stock beneficially owned by such stockholder, and any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or beneficial owner);

•	certain disclosures are also required about the stockholder and any of the stockholder’s associated persons’ relationships, including:

•	any agreement, arrangement or understanding, direct or indirect, relating to the proposed business or the director nomination,

•	the stockholder’s and any of the stockholder’s associated persons’ derivative positions or hedging transactions with respect to the Company’s securities,

•	any proxy, contract, arrangement, understanding or other relationship pursuant to which such stockholder or any associated person has the right to vote any shares of the Company,

•	any rights to dividends on the Company’s stock owned beneficially by such stockholder or any associated person that are separated or separable from the Company’s underlying stock,

•

any proportionate interest in the Company’s stock or derivatives in respect thereof held, directly or indirectly, by a general or limited partnership in which the stockholder or any associated person is a general partner or, directly or indirectly, owns an interest in a general partner, and

•

any performance-related fees (other than an asset-based fee) that such stockholder or any associated person is entitled to based on any increase or decrease in the value of the Company’s stock or derivatives in respect thereof; and

•

additional disclosures are required for director nominees, including a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, any of the stockholder’s associated persons or their respective associates, or others acting in concert therewith (including a description of the nominee’s interest in such agreement, arrangement or understanding and the approximate dollar value thereof), stating separately any provisions pertaining to nomination of directors and any pertaining to the proposed conduct of other business.

The Company may require a proposed nominee for director to furnish via a written questionnaire such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to a nominee.

The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See “Proposal 1. ELECTION OF DIRECTORS—Corporate Governance—Board Meetings and Certain Committees of the Board—Nominating and Corporate Governance Committee” above.

The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the applicable procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Corporate Secretary of the Company at 1155 Perimeter Center West, Atlanta, Georgia 30338.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than December 10, 2011 to be considered for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders. The proposal must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the Corporate Secretary of the Company at 1155 Perimeter Center West, Atlanta, Georgia 30338.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of the Company’s Common Stock who share the same address or household may not receive separate copies of this Proxy Statement and the Company’s 2010 Annual Report. The Company will promptly deliver an additional copy of either document to you if you write or call: Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Atlanta, GA 30338, Attention: Corporate Secretary; Telephone: (678) 514-4100.

Stockholders may also call or write to the Company at the above address or contact the Company’s transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

If you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s annual report and proxy statement, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of each of these documents for your household, you may contact the Company’s transfer agent at the above address or through the transfer agent’s website at www.amstock.com.

Annual Report on Form 10-K

The Company will provide copies of the 2010 Form 10-K, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 1155 Perimeter Center West, Atlanta, Georgia 30338, Attn: Corporate Secretary; Telephone: (678) 514-4100. Copies of the Form 10-K may also be obtained from the Company’s website at www.wendysarbys.com.

By Order of the Board of Directors

NILS H. OKESON

Secretary

Atlanta, Georgia

April 8, 2011

WENDY’S/ARBY’S GROUP, INC. 1155 PERIMETER CENTER WEST ATLANTA, GA 30338

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M34067-P11216	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WENDY’S/ARBY’S GROUP, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) Nelson Peltz	07) J. Randolph Lewis
	02) Peter W. May	08) Peter H. Rothschild
	03) Clive Chajet	09) David E. Schwab II
	04) Edward P. Garden	10) Roland C. Smith
	05) Janet Hill	11) Raymond S. Troubh
	06) Joseph A. Levato	12) Jack G. Wasserman
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:									For	Against	Abstain
2.	To approve an amendment to the Company’s Certificate of Incorporation to allow majority voting in director elections.								☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.								☐	☐	☐

4.	To approve an advisory resolution on executive compensation.								☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:								1 Year	2 Years	3 Years	Abstain
5.	To hold future advisory votes on executive compensation every one, two or three years.							☐	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)					☐
Please indicate if you plan to attend this meeting			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

1155 Perimeter Center West

Atlanta, GA 30338

Admission Ticket

(Not Transferable)

Annual Meeting Admission Ticket

(and meeting information)

2011 Annual Meeting of Stockholders

11:00 a.m. (EDT), Thursday, May 26, 2011

W New York

541 Lexington Avenue

New York, NY 10022

Please present this admission ticket to gain

admittance to the meeting. This ticket admits

only the stockholder listed on the reverse side

and is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M34068-P11216

WENDY’S/ARBY’S GROUP, INC. 2011 ANNUAL MEETING OF STOCKHOLDERS THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 26, 2011.

            The undersigned hereby appoints Roland C. Smith and Stephen E. Hare, and each of them, with the full power of substitution, as proxies, to vote all the shares of stock of Wendy’s/Arby’s Group, Inc. (the “Company”) that the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of the Company to be held at the W New York, 541 Lexington Avenue, New York, NY 10022 on May 26, 2011, and any adjournment thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

            This Proxy, if signed and returned, will be voted as specified. If this card is signed and returned without specifications, the shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2, 3, and 4, and with respect to Proposal 5, FOR ANNUAL advisory votes on executive compensation. A majority of said proxies, or any substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT) on May 25, 2011.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side